ASSET  PURCHASE  AGREEMENT

This ASSET PURCHASE AGREEMENT (the "Agreement") is made effective as of this day of 13th day of January, 2004, by and among NEW MEDIUM ENTERPRISES, INC., a Nevada corporation ("NMEN" or "Buyer") with the principal office located at 1510 51 St., Brooklyn, NY 11219, and MULTIDISK, LTD. a Nevis corporation ("MultiDisk" or "Seller") with the principal office located at Merchant House, 89 Southwark Street. London SE1 0HX. United Kingdom

RECITALS:

A. Buyer desires to purchase from Seller the Purchased Assets and assume the Assumed Liabilities only, on the following terms and conditions; and

B.  Seller desires to sell to Buyer the Purchased Assets and assign to Buyer the
Assumed  Liabilities,  on  the  following  terms  and  conditions.  C.     All
parties
understand that this Agreement is conditional on Buyer obtaining shareholder approval. NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants, representations, warranties, conditions, and agreements hereinafter expressed, the Parties agree as follows:

ARTICLE  I.  DEFINITIONS

In addition to those capitalized terms defined throughout this Agreement, the following terms shall have the meanings ascribed to them here below:

1.1 "Closing" means the consummation of the transactions contemplated by this Agreement.

1.2 "Closing Date" means within three (3) business days that this transaction is consented to by NMEN's shareholders.


1.3 "Effective Time" means the effective time of the Closing, which shall be as of 11:59 p.m. on the day preceding the Closing Date.

1.4 "Person" means any natural person, any corporation, partnership, limited liability company, limited liability partnership, joint venture, association, company, or other legal entity, and any Government.

ARTICLE  II.  PURCHASE  AND  SALE  OF  PURCHASED

2.1  ASSETS  TO  BE  PURCHASED:

(a)Subject to the terms and conditions hereof on the Closing Date, and as of the Effective Time, Seller shall sell to Buyer, free and clear of all liens, claims, restrictions or encumbrances of any kind, unless otherwise provided herein, all assets and property and associated rights and interests, real, personal, and mixed, tangible and intangible, of whatever kind, owned, used or held for use by Seller (the "Purchased Assets") in connection with the business and operations of Seller (the "Business"). Without limiting the generality of the foregoing, the Purchased Assets include the following items:

(i) All assets reflected and/or described on the asset list attached as Schedule A;

(ii)  All  accounts  receivable  of  Seller  in  connection  with  the Business;

(iii) All contracts of Seller with customers, all contracts for the leasing of equipment by Seller and all of Seller's software licenses or other intellectual property licenses;

(iv) All permits, approvals, licenses and certifications issued to Seller by any government authority or by a private testing or certifying authority in connection with the Business, to the extent assignable under the terms thereof and applicable law;

(v) All patents, trademarks, service marks, trade names, corporate names, copyrights, and copyrighted works; registrations thereof and applications therefore; trade secrets, software (whether in source code or object code), firmware, mask works, programs, inventions, discoveries, proprietary processes, and items of proprietary know-how, information, data or intellectual property, proprietary prospect lists, customer lists, projections, analyses, and market studies; and licenses, sublicenses, assignments, and agreements in respect of any of the foregoing (the "Intellectual Property"), documentation thereof and the goodwill associated therewith and the right and power to assert, defend and recover title thereto in the same manner and to the same extent as Seller could or could cause to he done if the transactions contemplated hereby did not occur, and the right to recover for past damages on account of the infringement, misuse, or theft thereof.

(vi) All records, including business, computer, engineering, and other records, and all associated documents, discs, tapes, and other storage or recordkeeping media of Seller prepared or held in connection with the Business, including but not limited to all sales data, customer lists, accounts, bids, contracts, supplier records, and other data and information of the Business, excluding corporate minute books of Seller;
(vii)  All  rights  and  claims  against  others  under  contracts;  and

(viii) All other claims against others, rights, and choses in action, liquidated or unliquidated, of Seller arising from the Business, including those arising under insurance policies.

(b)Notwithstanding the provisions of Section 2.1(a), the Purchased Assets shall not include the assets reflected and/or described on the asset list as excluded assets within Schedule A, which excluded assets shall be retained by Seller (the "Excluded Assets").

2.2  Assumed  Liabilities.  See  Schedule  B.

2.3 Consideration. The consideration to be paid by Buyer to Seller shall be as follows:

1. Upon Closing NMEN will have available in cash held at the account of New Medium Enterprises, Inc. at HSBC, to be available to New Medium Enterprises, Inc. post acquition, after shareholder approval, the sum equal to $287,500.00 of which $77,500.00 shall be paid to extinguish the Visson Loan and $25,000 to the broker and distributed as provided herein. Said sum to be utilized by New Medium Enterprises, Inc. in accordance with a use of proceeds Schedule O.

2. In addition, NMEN will have available in cash held at the account of New Medium Enterprises, Inc. at HSBC "New Account" with the sum of $302,000 to be available to PG Engineering S.A. after shareholder approval, for the development of the prototype, utilized by PG Engineering in accordance with use of proceeds Schedule O -

3. Upon Shareholder Approval of the acquisition, NMEN will expeditiously issue 38,557,7777 of its common shares to Seller or their designees as follows:






Southwark Properties   5,822,278

Southwark Properties
                          187,500
                      -----------
                        4,200,000
                      -----------
Trans Federal Corp
                        3,700,000
                      -----------
Trans Federal Corp
                          843,750
                      -----------
May Ltd.
                       23,304,249
                      -----------
Greyling- broker
                          500,000
                      -----------
Total       .

                      38, 557,777
                      -----------






In addition, NMEN agrees to undertake an additional $87,000 for the special development fee to be payable as follows: Said $87,000 shall only be payable after New Medium Enterprises, Inc. raised and received additional funds equal to the sum of a minimum of $500,000.00 net, and only provided such funds are available for use by NMEN directly or through a subsidiary for which NMEN has the authority to instruct the milestone payment, provided that such an action would not be in contravention of existing agreements between NMEN and such subsidiary. In the event that a subsidiary raises funds into such subsidiary, NMEN will exercise best efforts to obligate such subsidiary to the milestone payment under these terms.

5.NMEN shall take all steps necessary to receive shareholders approval of the acquisition.

2.4 Closing. The Closing shall take place at 12:00 p.m. on the Closing Date at the offices of Rimberg & Associates, P.C., 600 Third Avenue, New York, New York.

ARTICLE  III.  REPRESENTATIONS  AND  WARRANTIES  OF  SELLER

Seller hereby make the following representations and warranties, each of which is true and correct on the date hereof and each of which shall be true and correct on the Closing Date and shall survive the Closing Date and the transactions contemplated hereby.

3.1  Corporate  Existence  and  Power  of  Seller.

Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevis. Except as set forth on the attached Schedules, Seller has the corporate power and authority to own and use its assets and to transact the business in which it is engaged, holds all franchises, licenses and permits necessary and required therefore, is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such license or qualification is required. Seller has the corporate power to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

3.2 Approval and Enforceability of Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized, approved and ratified by all necessary action on the part of Seller. Certified copies of all required resolutions, authorizations, consents, approvals and/or ratifications have been provided to Buyer and no such resolution, authorization, consent or approval has been altered, amended, rescinded, repealed or revoked. Seller has full authority to enter into and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. Assuming the due execution and delivery hereof by Buyer, this Agreement is the legal, valid and binding obligation of Seller, enforceable against Seller according to its terms.


3.3 Financial Statements. True and correct copies of the balance sheets of Seller for the period ending November 10, 2003(assets and liabilities only) (the "Financial Statements"), have been provided to Buyer on or before the date hereof. The Financial Statements are true, complete and correct in all material respects, present fairly the financial position, results of operations, and cash flows of the Business at the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles consistently applied.

3.4 Events Subsequent to November 10, 2003. Since November 10, 2003, except as set forth on Schedule D, there has been no (a) material adverse changes in the Purchased Assets or in the results of financial operations of Seller or its business ("Material Adverse Change"), and no Material Adverse Change will arise as a result of the consummation of the transactions contemplated hereby; (b) transaction entered into or carried out by Seller other than in the ordinary course of the Business; (c) borrowing or incurrence of any indebtedness, contingent or other, by or on behalf of Seller, or any endorsement, assumption, or guarantee of payment or performance of any indebtedness or liability of any other Person or entity by Seller; and (d) commitment or agreement by Seller to do any of the foregoing items (b) or (c).

3.5 Undisclosed Liabilities. Seller does not have any liabilities whatsoever, known or unknown, asserted or unasserted, liquidated or unliquidated, accrued, absolute, contingent, or otherwise, and there is no basis for any claim against Seller for any such liability except (a) to the extent set forth in the Financial Statements.


3.6 Taxes. All tax and information returns required to be filed by Seller on or prior to the Closing Date with respect to taxes imposed on or assessed to Seller have been or will be timely filed. All amounts shown on each of such returns have been paid or will be paid when due. Any taxes which are to be assumed by Buyer in respect of the Purchased Assets which at the Closing Date are not yet due and owing will be adequately reflected on Schedule B. There are no grounds for the assertion or assessment of any taxes against Seller, the Purchased Assets or the Business . Neither the Purchased Assets nor the Business are encumbered by any liens arising out of any unpaid taxes and there are no grounds for the assertion or assessment of any liens against the Purchased Assets or the Business in respect of any taxes. The transactions contemplated by this Agreement will not give rise to (i) the creation of any liens against the Purchased Assets or the Business in respect of any taxes or (ii) the assertion of any additional taxes against the Purchased Assets or the Business. There is no action or proceeding or unresolved claim for assessment or collection, pending or threatened, by, or present or expected dispute with, any government authority for assessment or collection from Seller of any taxes of any nature affecting the Purchased Assets or the Business There is no extension or waiver of the period for assertion of any taxes against Seller affecting the Purchased Assets or the Business. None of the Purchased Assets are subject to a tax indemnification agreement.

3.7 Personal Property - Owned. Except as set forth on Schedule A hereto, Seller has good and marketable title to all personal property included in the Purchased Assets, including in each case all personal property reflected in the Financial Statements or acquired after the date thereof (except any personal property subsequently sold in the ordinary course of the Business), free and clear of all liens, claims and encumbrances and there exists no restriction on the use or transfer of such property.


3.8 Real and Personal Property - Leased to Seller. Set forth on Schedule G hereto is a copy of each lease under which Seller is the lessee of any real property in connection with the Business, and on Schedule G hereto is a description of each lease under which Seller is the lessee of any personal property in connection with the Business. Seller has delivered to Buyer a true, correct and complete copy of each lease identified on Schedule G. The premises or property described in said leases are presently occupied or used by Seller as lessee under the terms of such leases. Except as set forth on Schedule G, all rentals due under such leases have been paid and there exists no default under the terms of any such leases and no event has occurred which, upon passage of time or the giving of notice, or both, would result in any event of default or prevent Seller from exercising and obtaining the benefits of any rights or options contained therein. Seller has all right, title and interest of the lessee under the terms of said leases, free of all liens and all such leases are valid and in fill force and effect. Except as set forth on Schedule G, no consent is necessary for the assignment to Buyer of such leases under which Seller is lessee, Upon the Closing, Buyer will have all right, title and interest of the lessee under the terms of such leases, free of all liens. There is no default or basis for acceleration or termination under, nor has any event occurred nor does any condition exist which, with the passage of time or the giving of notice, or both, would constitute a default or basis for acceleration under any underlying lease, agreement, mortgage or deed of trust which default or basis for acceleration would adversely affect any lease described on Schedules G or the property or use of the property covered by such lease. Subject to any consent required of a lessor as set forth on Schedule G, there will be no default or basis for acceleration under any such underlying lease, agreement, mortgage or deed of trust as a result of the transactions provided for in this Agreement.

3.9  Intellectual  Property.

(a) Schedule H contains a true, complete and accurate list of all Seller's
Intellectual  Property.

3.10 Necessary Property and Transfer of Purchased Assets. The Purchased Assets and the Assumed Liabilities constitute all of Seller's property and property rights now used, useful or necessary for the conduct of the Business in the manner and to the extent presently conducted and planned by Seller. No such assets or property are in the possession of others with the exception of the equipment which is being utilized by (Scientific Team) and Seller holds no property on consignment. Except as set forth on Schedules A and B hereto, no consent is necessary to, and there exists no restriction on, the transfer of any of the Purchased Assets or the assignment of the Assumed Liabilities to Buyer. There exists no condition, restriction or reservation affecting the title to or utility of the Purchased Assets or Assumed Liabilities which would prevent Buyer from occupying or utilizing the Purchased Assets or enforcing the rights under the Assumed Liabilities, or any part thereof to the same full extent that Seller might continue to do so if the sale and transfer contemplated hereby did not take place. Upon the Closing, good and marketable title to the Purchased Assets and the rights under the Assumed Liabilities shall be vested in Buyer free and clear of all liens, claims and encumbrances.

3.11 Use and Condition of Property. Seller shall take all action necessary to provide to Buyer the benefit of all manufacturer's warranties and maintenance contracts covering equipment included in the Purchased Assets, to the extent that such warranties exist and are in the possession of the Seller. Seller has taken no action nor has Seller failed to take any action that might nullify or release any such manufacturer from any liabilities under such warranties or maintenance contracts. EXCEPT AS PROVIDED HEREIN, NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IS MADE WITH RESPECT TO THE PHYSICAL CONDITION OR FITNESS FOR A PURPOSE OR PARTICULAR USE OF THE EQUIPMENT INCLUDED IN THE PURCHASED ASSETS, IT BEING UNDERSTOOD THAT SUCH EQUIPMENT IS ACQUIRED OR PURCHASED BY BUYER IN AN "AS IS" CONDITION.

3.12 Licenses and Permits. Set forth on Schedule E hereto is a description of each license or permit held or pending for the Seller, which licenses or permits are required for the conduct of the Business together with the name of the government agency or entity that issues such license or permit. Such licenses and permits are valid and in full force and effect or are pending, as indicated on Schedule E. Except as noted on Schedule E, such licenses and permits are freely transferable by Seller, and upon Closing, Buyer will have the right, title and interest of the holder thereof.

3.13 Contracts-Disclosure. Set forth on Schedule F is a list of all contracts of Seller. Each contract is a valid and binding obligation of the parties thereto, enforceable in accordance with its terms, and in full force and effect. No party to any contract is in breach or violation thereof or default thereunder. No event has occurred which, through the passage of time or the giving of notice, or both, would constitute, and neither the execution of this Agreement nor the Closing do or will constitute or result in, a breach or violation of or default under any contract, or would cause the acceleration of any obligation of any party thereto or the creation of a lien upon any Purchased Asset. Each such contract will be duly assigned to Buyer on the Closing Date and upon such assignment, Buyer will acquire all right, title and interest of Seller in and to such contract and will be substituted for Seller under the terms of such contract. Except as set forth on Schedule F, no consent is required for such assignment.

3.14 No Breach of Law or Governing Documents. Seller has complied with and is not in default under or in breach or violation of any applicable law' of any government body, or the provisions of any franchise or license, or in default under or in breach or violation of any provision of its articles or certificate of incorporation or its bylaws. Neither the execution of this Agreement nor the Closing will constitute or result in any such default, breach or violation. No government permits or consents are necessary to effect the transactions contemplated hereby.


3.15 Litigation and Arbitration. Except as set forth on Schedule I hereto, there is no suit, claim, action or proceeding now pending or, to the best knowledge of Seller, its officers and directors, threatened before any court, grand jury, administrative or regulatory body, government agency, arbitration or mediation panel or similar body, nor are there any grounds therefore, to which Seller, officers or directors is a party or which may result in any judgment, order, decree, liability, award or other determination which will, or could, individually or in the aggregate, result in a Material Adverse Change. No such judgment, order, decree or award has been entered against Seller nor has any such liability been incurred which has, or could have, such effect. There is no claim, action or proceeding now pending or threatened before any court, grand jury, administrative or regulatory body, government agency, arbitration or mediation panel or similar body which will, or could, prevent or hamper the consummation of the transactions contemplated by this Agreement, Seller, its officers and directors are not now nor have been threatened or subject to, and there are no grounds for, any suit, claim, litigation, proceeding (administrative, judicial, or in arbitration, mediation or alternative dispute resolution), government or grand jury investigation, or other action or order, writ, injunction, or decree of any court or other Government relating to personal injury, death, or property or economic damage arising from products of the Seller.

3.16  Indebtedness  to  and  from  Officers,  Directors  and  Others.

Except as set forth on Schedule B, (a) Seller is not indebted to any shareholder, director, officer, employee or agent of Seller except for amounts due as normal salaries, wages and bonuses and in reimbursement of ordinary expenses on a current basis and (b) no shareholder, director, officer, employee or agent of Seller is indebted to Seller except for advancements for ordinary business expenses in a normal amount.

3.17 Labor Agreements and Employment Agreements. Except as set forth on Schedule F, Seller is not a party to (a) any union collective bargaining, works council, or similar agreement or arrangement, or (b) any written or oral employment agreement. True, correct and complete copies of all documents creating or evidencing any agreement or arrangement listed on Schedule F have been delivered to Buyer. Seller is in compliance in all material respects with all laws respecting employment conditions and practices, has withheld and paid all amounts required by applicable law to be withheld from the wages and salaries of its employees, and is not liable for any arrears of wages or any taxes (other than wages and taxes that have not become due or payable) or penalties for failure to comply with any of the foregoing,

3.18  Employee  Benefit  Plans.

Except as set forth on Schedule J, Seller has no pension, thrift, savings, profit sharing, retirement, incentive bonus or other bonus, medical, dental, life, accident insurance, benefit, employee welfare, disability, group insurance, stock appreciation, stock option, executive or deferred compensation, hospitalization or other similar fringe or employee benefit plans, programs or arrangements. Each such employee plan or agreement has been furnished to Buyer. Seller is in compliance with all provisions of the Employee Retirement Security Act of 1934, as amended ("ERJSA"). Buyer is not required under ERJSA or the Internal Revenue Code of 1986, as amended (the "Code") to establish, maintain or continue any employee plan agreement maintained by Seller. The consummation of the transactions contemplated by this Agreement will not (A) entitle any current or former employee of Seller to severance pay, unemployment compensation or any other payment, (B) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or former employee, (C) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available, or (D) give rise to the payment of any amount that would not be deductible pursuant to the terms of
Section  280G  of  the  Code.

3.19 Insurance Policies. Set forth on Schedule A hereto is a list of all insurance policies and bonds in force covering or relating to the Purchased Assets or the Business. Policies thereon described evidence insurance in such amounts and against such risks and losses as are generally maintained with respect to comparable businesses and properties.


3.20 Broker's Fees. Seller has retained Greyling as the broker and has agreed to pay said broker under separate agreement $25,000 in cash and allocate 500,000 shares of NMEN stock from the consideration enumerated herein to the seller and for the denominations referenced in Schedule Q.

3.21  Books  and  Records.

The books of account, stock record books and minute books and other corporate records of Seller are in all material respects complete and correct, have been maintained in accordance with good business practices and the matters contained therein are accurately reflected on the Financial Statements. The minute books and stock books of Seller have been made available to Buyer and are correct and complete to the date hereof Disclosure. No representation or warranty of Seller herein and no statement, information or certificate furnished or to be furnished by or on behalf of Seller pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.


Solvency  of  Seller.

Since its inception and through the Closing Date, Multidisk has been and will be solvent. "Solvent" shall mean, for purposes of application of this provision, that: (i) the fair saleable value of Multidisk's property is in excess of the total amount of its debts; and (ii) Multidisk is able to pay its debts as they mature.

ARTICLE  IV.  REPRESENTATIONS  AND  WARRANTIES  OF  BUYER

Buyer hereby makes the following representations and warranties each of which is true and correct on the date hereof and each of which shall be true and correct on the Closing Date and shall survive the Closing Date and the sale contemplated hereby,


4.1 Corporate Existence of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Buyer has the corporate power and authority to own and use its properties and to transact the business in which it is engaged. As of the date hereof, NME is qualified to do business in New York. NME does not own any shares of capital stock or other interest in any corporation, partnership, association or other entity except as disclosed in prospectuses, registration statements and reports filed with the Securities and Exchange Commission (the "Commission") and publicly available on the Commission's EDGAR Filing System (collectively "SEC Documents").


4.2 Approval of Agreement. Subject to shareholder approval, this Agreement and the consummation of the transactions contemplated hereby have been duly authorized, approved and ratified by all necessary action on the part of Buyer. Certified copies of all required resolutions, authorizations, consents, approvals and/or ratifications have been provided to Seller and no such resolution, authorization, consent or approval has been altered, amended, rescinded, repealed or revoked. Buyer has full authority to enter into and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. Assuming the due execution and delivery hereof by Seller, this Agreement is the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms,

4.3 No Breach of Articles or Indentures. The execution of this Agreement and the consummation of the transactions contemplated hereby has not and will not constitute or result in the breach of any of the provisions of, or constitute a default under, the operating agreement of Buyer, or any material indenture, evidence of indebtedness or other commitment to which Buyer is a party or by which it is bound, which breach of default would have a material adverse effect on the consummation of the transactions contemplated by this Agreement.

4.4 Broker's Fees. Buyer has not retained any broker, finder or agent or agreed to pay any broker's fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

4.5 Capitalization. The number of shares of Company Stock to be authorized for shareholder approval shall be 200,000,000 (currently 100,000,000), and the number of common shares outstanding is currently 19,541,444 and subject to shareholder approval shall be increased to 92,147,220. NME has not issued any shares of capital stock which could give rise to claims for violation of any federal or state securities laws (including any rules or regulations promulgated thereunder) or the securities laws of any other jurisdiction (including any rules or regulations promulgated thereunder).

4.6 Financial Statements. The SEC Documents contain the (i) audited balance sheets of NME as of June 30, 2003, June 30, 2002 June 30, 2001 and June 30, 2000 (including the notes thereto), and the related statements of operations, cash flows and shareholders' equity (deficit) for each of the years then ended, and
(ii) unaudited balance sheets of NME as of December 31, 2001 through September 30, 2003, (including any notes thereto), and the related statements of operations, cash flows and shareholders' equity (deficit) for each of the periods then ended (collectively, the "NME Financial Statements"). The NME Financial Statements fairly present the financial condition and the results of operations, changes in stockholders' equity and cash flows of NME at the respective dates of and for the periods referred to in the NME Financial Statements, which were prepared in conformity with GAAP, consistently applied.

4.7 Financial Statement Compliance. NME's Financial Statements have been prepared in accordance with Regulation S-X or S-B, as applicable, adopted under the 1934 Act, for the periods specified. Absence of Certain Changes or Events. Except as disclosed in the SEC Documents, and except as expressly set forth in this Agreement, NME has not, since June 30, 2003 (i) issued, sold, granted or contracted to issue, sell or grant any of its stock, notes, bonds, other securities or any option to purchase any of the same;

4.9 Litigation and Arbitration. There is no suit, claim, action or proceeding now pending or, to the best knowledge of Buyer, its officers and directors, threatened before any court, grand jury, administrative or regulatory body, government agency, arbitration or mediation panel or similar body, nor are there any grounds therefore, to which Buyer, officers or directors is a party or which may result in any judgment, order, decree, liability, award or other determination which will, or could, individually or in the aggregate, result in a Material Adverse Change. No such judgment, order, decree or award has been entered against Buyer nor has any such liability been incurred which has, or could have, such effect. There is no claim, action or proceeding now pending or threatened before any court, grand jury, administrative or regulatory body, government agency, arbitration or mediation panel or similar body which will, or could, prevent or hamper the consummation of the transactions contemplated by this Agreement, Buyer, its officers and directors are not now nor have been threatened or subject to, and there are no grounds for, any suit, claim, litigation, proceeding (administrative, judicial, or in arbitration, mediation or alternative dispute resolution), government or grand jury investigation, or other action or order, writ, injunction, or decree of any court or other Government relating to personal injury, death, or property or economic damage arising from products of the Buyer.

ARTICLE V. CLOSING 5.1 Deliveries by Seller. On the Closing Date, Seller shall deliver or cause to be delivered the following to Buyer:

(a) Bill of Sale. Seller shall deliver a Bill of Sale in form and substance as attached hereto as Schedule K, and any other necessary or appropriate documents conveying to Buyer good and marketable title to the Purchased Assets; and

(b) Assignment and Assumption Agreement. Seller shall deliver an Assignment and Assumption Agreement in form and substance as attached hereto as Schedule L, with related consents, if any are so required.

5.2 Deliveries by Buyer On the Closing Date, Buyer shall deliver, or cause to be delivered to Seller.

(a) Payment of Purchase Price. Seller shall receive from Buyer the Purchase Price and the Assignment and Assumption Agreement, duly executed by Buyer.

(b)  Member's  Interest.  One  or  more  certificates  representing the Member's
Interests  described  in  Section  2.3(c).

(c) Employment Contract. Buyer shall have executed separate employment agreements with in form and substance as set forth in Schedule M

 ARTICLE  VI.INDEMNIFICATION

6.1  Indemnification  of  Buyer.

Seller hereby agrees to indemnify and hold Buyer, its shareholders, directors, officers, employees, Affiliates, successors, assigns and agents of each of them (collectively, the "Indemnified Parties") harmless from, against and in respect of, and waives any claim for contribution or indemnity with respect to, any and all claims, losses, damages, liabilities, expenses or costs ("Losses"), plus reasonable attorneys' fees and expenses incurred in connection with Losses and/or enforcement of this Agreement, plus interest from the date incurred through the date of payment at the prime lending rate as published in the Wall Street Journal from time to time prevailing (in all, "Indemnified Losses") incurred or to be incurred by any of them (a) to the extent resulting from or arising out of, or alleged to result from or arise out of, any breach or violation of the representations, warranties, covenants or agreements of Seller contained in this Agreement, or in any exhibit, statement, schedule, certificate, instrument or document delivered pursuant hereto, including provisions of this Article VII, and (b) to the extent resulting from or arising out of, or alleged to result from or arise out of, any liability or obligation of Seller not expressly assumed by Buyer hereunder.


6.2 Indemnification of Seller. Buyer hereby agrees to indemnify and hold Seller, its shareholders, directors, officers, employees, Affiliates, successors, assigns and agents of each of them (collectively, the "Indemnified Parties") harmless from, against and in respect of, and waives any claim for contribution or indemnity with respect to, any and all claims, losses, damages, liabilities, expenses or costs ("Losses"), plus reasonable attorneys' fees and expenses incurred in connection with Losses and/or enforcement of this Agreement, plus interest from the date incurred through the date of payment at the prime lending rate as published in the Wall Street Journal from time to time prevailing (in all, "Indemnified Losses") incurred or to be incurred by any of them to the extent resulting from or arising out of, or alleged to result from or arise out of, any breach or violation of the representations, warranties, covenants or agreements of Buyer contained in this Agreement, or in any exhibit, statement, schedule, certificate, instrument or document delivered pursuant hereto.


6.3 Participation in Litigation. In the event any suit or other proceeding is initiated against an Indemnified Party with respect to which Buyer alleges Seller is or may be obligated to indemnify an Indemnified Party hereunder, Seller shall be entitled to participate in such suit or proceeding, at its expense and by counsel of its choosing, provided that (a) such counsel is reasonably satisfactory to Buyer, and (b) Buyer shall retain primary control over such suit or proceeding. Such counsel shall be afforded access to all information pertinent to the suit or proceeding in question. Buyer shall not settle or otherwise compromise any such suit or proceeding without the prior consent of Seller, which consent shall not be unreasonably withheld, if the effect of such settlement or compromise would be to impose liability on Seller, hereunder.

6.4 Claims Procedure. In the event from time to time Buyer believes that it or any other Indemnified Party has or will suffer any Losses for which Seller is obligated to indemnify it hereunder, it shall promptly notify Seller in writing of the matter, specifying therein the reason why Buyer believes that Seller is or will be obligated to indemnify, the amount, if liquidated, to be indemnified, and the basis on which Buyer has calculated such amount; if not yet liquidated, the notice shall so state; provided, however, that the right of a person to be indemnified hereunder shall not be adversely affected by a failure to give such notice unless, and then only to the extent that, an Indemnifying Party is prejudiced thereby. Seller shall pay any amount to be indemnified hereunder not more than five days after receipt of notice from Buyer of the liquidated amount to be indemnified.

ARTICLE  VII.  DISPUTE  RESOLUTION

7.1 Scope; Initiation. Resolution of any and all disputes arising from or in connection with this Agreement, whether based on contract, tort, statute or otherwise, including, disputes over arbitrability or disputes in connection with claims by third persons ("Disputes") shall be exclusively governed by and settled in accordance with the provisions of this Article VII provided, that the foregoing shall not preclude equitable or other judicial relief to enforce the provisions hereof or to preserve the status quo pending resolution of Disputes hereunder; and provided further that resolution of Disputes with respect to claims by third persons shall be deferred until any judicial proceedings with respect thereto are concluded. Either Party to this Agreement may commence proceedings hereunder by delivery of written notice providing a reasonable description of the Dispute to the other, including a reference to this Article VII (the "Dispute Notice").

7.2 Arbitration. Arbitration shall be the sole and exclusive remedy for any dispute, claim, or controversy of any kind or nature arising out of, related to, or connected with this Agreement and the arbitration shall be governed by and conducted in accordance with the Arbitration Agreement attached hereto and incorporated herein by reference as Schedule N.

ARTICLE  Vlll  POST  CLOSING

RESTRICTIONS  AND  CONDITIONS

8.1 Anti-Dilution and Splits. Except for reasonable dilution resulting from the issuance of shares for the purposes of (i) recruiting senior management, (ii) for financing purposes, or for the 2004 Company Stock Option Plan, or for other purposes unanimously agreed to by all the Board of Directors of NMEN, NMEN shall not be permitted, for a period of sixteen (16) months following the closing date, to dilute the existing shareholders of NMEN, in any manner. This clause shall survive closing.

8.2 Splits. NMEN shall not, for a period of two (2) years following the Closing Date affects any reverse split. This clause shall survive closing.

8.3 Opinion Letters. It is agreed by the parties that the law offices of Goldberg, Rimberg & Friedlander, PLLC or such successor firm that Robert Rimberg, Esq. shall be associated with shall be designated as counsel for the issuance of all opinion letters for the sale of restricted shares or shares to be issued upon the exercise of option for the current insiders as listed in Schedule " P" and shall be paid by NMEN for such services. NMEN further represents that is shall not take any action that will result in the delay or obstruction of (i) bona fide sales of shares pursuant to Rule 144; or (ii) timely receipt of common shares upon valid exercise of options along with any appropriate provisions. NMEN acknowledges the importance of this provision and agrees that if there is a breach of this provision, the injured parties may recover treble damages and all attorneys' fees, costs and expenses associated with enforcing their rights.


8.4  Officers  &  Board  of  Directors:  OFFICERS:

Chairman  &  CEO  -  Ethel  Schwartz
President  -  Fredrik  Jung  Abbou
Chief  Operating  Officer  -  Dr.  Alex  Libin
Secretary:  Yehudit  Hirsch

DIRECTORS:
Ethel  Schwartz
Fredrik  Jung  Abbou
Dr.  Alex  Libin

Resigning  Officers  and  Directors

Eva  Beilus
Hyman  Schwartz


ARTICLE  VlX.  MISCELLANEOUS

9 .1 Assignment; Binding Agreement. Neither this Agreement nor any of Buyer's or Sellers rights or obligations hereunder may be assigned without the other Party's prior written consent. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their respective successors and permitted assigns Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Parties and their respective successors and permitted assigns, any tights, remedies or obligations under or by reason of this Agreement.

 9.2 Non-Disclosure of Information. Seller expressly covenants and agrees that it will not at any time, directly or indirectly, on any basis for any reason, use or permit third parties within their control or authority or under their supervision to use any trade secrets, confidential information or proprietary information of, or relating to, the Business ("Confidential
Information"), other than in furtherance of the Business Confidential Information shall include, without limitation, data and other information relating to any of such party's processes, apparatus, products, software, packages, programs, trends in research, product development techniques or plans, research and development programs and plans or any works and all secrets, customer lists lists of haulers and carters, lists of employees, sales representatives and their territories, mailing lists, details of consultant contracts, pricing policies, operational methods, marketing plans or strategies, business acquisition plans, new personnel acquisition plans, designs and design projects and other confidential business affairs concerning the Buyer and the Buyer's business~ Seller, Buyer or any Affiliate of Seller or Buyer, whether for its own account or otherwise, and will not divulge such Confidential Information to any Person other than in furtherance of this Business. Seller shall not be prohibited from divulging information deemed to be a trade secret or confidential or proprietary information of the Business; (i) if the specific item of information becomes generally available to the public without violation of this Agreement or any other confidentiality agreement among or between Buyer and Seller, or (ii) if such disclosure is compelled by law, in which event Seller agrees to give Buyer prior written notice of any disclosure to be made pursuant to this subsection (ii), and Seller, at Buyer's expense, shall cooperate fully with Buyer to obtain protective orders, confidential treatment or other such protective action as may be available to preserve the confidentiality of the information required to be disclosed.

9.3 Remedies. Nothing contained herein is intended to or shall be construed to limit the remedies which either party may have against the other in the event of a breach of or default under this Agreement, it being intended that any remedies shall be cumulative and not exclusive.

9.4 Entire Agreement, Modification and Waiver. This Agreement, including the Schedules attached hereto and the documents delivered pursuant hereto, constitutes the entire agreement between the parties. No changes of, modifications of, or additions to this Agreement shall be valid unless the same shall be in writing and signed by all parties hereto. No action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking the action of compliance by the other Party with any representation, warranty, covenant or agreement contained herein or in any document delivered pursuant hereto. The waiver by any party hereto of any condition or of a breach of another provision hereof shall not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party of any of the conditions precedent to its obligations under this Agreement shall not preclude it for seeking redress for breach of this Agreement other than with respect to the condition so waived.

9.5 Severability. If any provision of this Agreement shall be determined to be contrary to law and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms

9.6 Counterparts. This Agreement may be executed in one or more identical counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

9.7 Headings Interpretation. The table of contents and article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement. Both parties have participated substantially in the negotiation and drafting of this Agreement and each party hereby disclaims any defense or assertion in any litigation or arbitration that any ambiguity herein should be construed against the draftsman.

9.8 Governing Law. This Agreement shall be construed and interpreted according to the Laws of the State of New York, without regard to its principles of conflicts of laws. Any proceeding brought by the parties to this Agreement shall be brought in the Courts of the State of New York.

9.9 Payment of Taxes, Fees and Expenses. Each party hereto shall pay all fees and expenses of such party's respective counsel, accountants and other experts and all other expenses incurred by such party incident to the negotiation, preparation and execution of this Agreement and the consummation of the transaction contemplated hereby, including any finder's or brokerage fees. Seller shall be solely liable for any and all taxes imposed on Seller as a result of the transactions or otherwise arising from this Agreement.

9.10 Notices. Any notice, demand or communication required, permitted or desired to be given hereunder shall be in writing and shall be deemed effectively given when personally delivered, delivered by facsimile or other electronic means (including telecopy and telex) or overnight courier, or five (5) days after being deposited in the United States mail, postage prepaid, certified or registered, return receipt required. All notices shall be addressed as follows:


If  to  Buyer:

New  Medium  Enterprises,  Inc.
1510  51st  Street
Brooklyn,  New  York  11219

with  a  copy  to:

Goldberg,  Rimberg  &
Friedlander  PLLC.
600  Third  Avenue
New  York,  NY  10016
Fax:  (212)  953-7755
Phone:  (212)  697-3250

If  to  Seller:

MultiDisk  Ltd.
Merchant  House,
89  Southwark  Street.
London  SE1  0HX.  United  Kingdom

Any such notice shall be effective upon: (i) receipt if delivered by facsimile transmission or overnight or other courier service, or (ii) if mailed, five (5) days after deposit with the U.S. Postal Service or the date of delivery as shown on the return receipt therefore. Either Party may change the address to which notices are to be addressed by giving the other Party notice in the manner herein set forth.

9.11 Further Acts. Buyer and Seller shall, without further consideration, execute and deliver such further instruments and documents and do such other acts and things as the other may reasonably request in order to confirm the transactions contemplated by this Agreement. Without limiting the foregoing, Seller shall deliver to Buyer any and all checks, drafts or other forms of payment received in respect of any of the Accounts Receivable acquired by Buyer pursuant to the terms of this Agreement and any of the Accounts Receivable subsequent to the Closing Date derived from the operations of the Business after the Effective Time. IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the day and year first above written.


BUYER


NEW  MEDIUM  ENTERPRISES,  INC.


By:  Ethel  Schwartz,  CEO

SELLER:


MULTIDISK  LTD.


By-:  Philip  Strangward, Director
TABLE  OF  SCHEDULES

SCHEDULE  A



                               [GRAPHIC  OMITED]



                               [GRAPHIC  OMITED]



SCHEDULE A
Purchased  Assets, Purchased Assets - Required Consents Personal Property Owned,
Excluded  Assets,  Insurance  Policies.

SCHEDULE  B

Assumed  Liabilities,  Assumed  Liabilities  -  Required  Consents,  Undisclosed
Liabilities,  Taxes Owing, Outstanding Liens, Indebtedness to and from Officers,
Directors  and  Others.

SCHEDULE  C  OMITTED

SCHEDULE  D  OMITTED

SCHEDULE  E  Licenses  and  Permits,  Required  Consents

SCHEDULE  F  Contracts,  Contracts  -  Required  Consents, Employment Agreements

SCHEDULE G Rental Due, Leases Subject to Consent for Assignment (First base) to
Buyer
SCHEDULE  H  Intellectual  Property
SCHEDULE  I  Pending
Litigation  and  Arbitration  -  None
SCHEDULE  J  OMITTED
SCHEDULE  K  Bill  of  Sale
SCHEDULE  L  Assignment  and  Assumption  Agreement  -  None
SCHEDULE  M  Employment  Agreements  -  None
SCHEDULE  N  Arbitration  Agreement
SCHEDULE  O  Use  of  Proceeds  Schedule
SCHEDULE  P  List  of  Insiders
SCHEDULE  Q  Broker's  fees




                                   EXHIBIT "A"
                                                         BASIC EQUIPMENT AND SETUPS
                               (SET OF EQUIPMENT)
                                    PRICE (THOUSANDS US


     TITLE
     -------------------------------------
  1    Mask Inspection System. . . . . . .      5
 --  -------------------------------------  -----
  2    Visual Inspection Setup . . . . . .    1,5
 --  -------------------------------------  -----
  3    Plasma Chemical Etching Setup 006 .     10
 --  -------------------------------------  -----
  4    Spin Coater . . . . . . . . . . . .    0,5
 --  -------------------------------------  -----
  5    Chemical hood . . . . . . . . . . .    0,8
 --  -------------------------------------  -----
  6    Microscope MII-4. . . . . . . . . .      1
 --  -------------------------------------  -----
  7    Oven. . . . . . . . . . . . . . . .    0,5
 --  -------------------------------------  -----
  8    Card Assembling Setup . . . . . . .    0,5
 --  -------------------------------------  -----
  9    Spectrophotometer SF-2000 . . . . .    3,7
 --  -------------------------------------  -----
 10    Spectrofluorimeter. . . . . . . . .      3
 --  -------------------------------------  -----
 11    Substrate Washing Equipment . . . .    1,5
 --  -------------------------------------  -----
 12    Chemical hood . . . . . . . . . . .    0,8
 --  -------------------------------------  -----
 13    Ventilator. . . . . . . . . . . . .    0,5
 --  -------------------------------------  -----
 14    Card Inspection Stand . . . . . . .      4
 --  -------------------------------------  -----
 15    Spin Coater . . . . . . . . . . . .    1,5
 --  -------------------------------------  -----
 16    UV-Curing Lamp DYMAX. . . . . . . .      5
 --  -------------------------------------  -----
 17    Portable Softwall Clean Room. . . .    2,5
 --  -------------------------------------  -----
 18    UV Exposure Setup 583 . . . . . . .    1,5
 --  -------------------------------------  -----
 19    Working Table . . . . . . . . . . .    0,3
 --  -------------------------------------  -----
 20    Chemical Table. . . . . . . . . . .    0,5
 --  -------------------------------------  -----
 21    Chemical cupboard . . . . . . . . .    0,2
 --  -------------------------------------  -----
 22    Assembly Table. . . . . . . . . . .    0,3
 --  -------------------------------------  -----
 23    Clothes cupboard. . . . . . . . . .    0,1
 --  -------------------------------------  -----
 24    Optical Table "Newport" 180*125 . .      7
 --  -------------------------------------  -----
 25    Boring machine. . . . . . . . . . .      1
 --  -------------------------------------  -----
 26    Special Lamps . . . . . . . . . . .    0,3
 --  -------------------------------------  -----
 27    Optical curtain . . . . . . . . . .      1
 --  -------------------------------------  -----
 28    Beam Profile Meter "OPHIR". . . . .      3
 --  -------------------------------------  -----
 29    Power Meter "OPHIR" 2 eq. . . . . .      3
 --  -------------------------------------  -----
 30    Spectrophotometer for laser diodes.      2
 --  -------------------------------------  -----
 31    Microscope "Biolam" . . . . . . . .      2
 --  -------------------------------------  -----
 32    Inspection Setup. . . . . . . . . .      4
 --  -------------------------------------  -----
 33    Assembly Setup. . . . . . . . . . .    0,2
 --  -------------------------------------  -----
 34    The radioassembly stand . . . . . .    0,5
 --  -------------------------------------  -----
 35    Measurements Stand. . . . . . . . .      2
 --  -------------------------------------  -----
 36    Support for instrument. . . . . . .    0,4
 --  -------------------------------------  -----
 37    Optical table Exma. . . . . . . . .      4
 --  -------------------------------------  -----
 38    Optical table Standa. . . . . . . .      3
 --  -------------------------------------  -----
 39    Computers (5   .) . . . . . . . . .      4
 --  -------------------------------------  -----
 40    Oscilloscope "Tectronix". . . . . .     25
 --  -------------------------------------  -----
 41    Oscilloscope "Tectronix". . . . . .     12
 --  -------------------------------------  -----
 42    Setup "Hamega". . . . . . . . . . .      2
 --  -------------------------------------  -----
 43    Power Meter "Ophir" . . . . . . . .      3
 --  -------------------------------------  -----
 44    Optical desk  - 2 . . . . . . . . .    1,5
 --  -------------------------------------  -----
 45    Set of mirs . . . . . . . . . . . .      1
 --  -------------------------------------  -----
 46    Ventilator LADA . . . . . . . . . .      1
 --  -------------------------------------  -----
 47    Particle Counter. . . . . . . . . .      1
 --  -------------------------------------  -----
 48    Office computers 16 . . . . . . . .   14,8
 --  -------------------------------------  -----
 49    Split-systems 5 . . . . . . . . . .    5,2
 --  -------------------------------------  -----
 50    Acoustic system KAF- 3030 . . . . .    0,7
 --  -------------------------------------  -----
 51    Compressor Estoril 310. . . . . . .    0,3
 --  -------------------------------------  -----
 52    Air dryer . . . . . . . . . . . . .    0,3
 --  -------------------------------------  -----
     TOTAL . . . . . . . . . . . . . . . .  150,4
     -------------------------------------  -----




                                   EXHIBIT "B"
                               ASSUMED LIABILITIES


                                      NONE

                                   EXHIBIT "C"
                              INTENTIONALLY OMITTED

                                   EXHIBIT "D"
                              INTENTIONALLY OMITTED


                                   EXHIBIT "E"
                     LICENSES AND PERMITS, REQUIRED CONSENTS


                            Agreement with First Base

         CONTRACTS, CONTRACTS - REQUIRED CONSENTS, EMPLOYMENT AGREEMENTS

                                    Exhibit F

                               SERVICES AGREEMENT

                         Effective as of January, 2004,

                                 By and Between

                      "New Medium Enterprises, Inc. (NMEN)

                                       and

                      P.G. Engineering S.A. (the "ScientCo").


                               SERVICES AGREEMENT

                         Effective as of January, 2004,

                                 By and Between

                      "New Medium Enterprises, Inc. (NMEN)

                                       and

                      P.G. Engineering S.A. (the "ScientCo").


WHEREAS NMEN has determined that it is desirable to retain the ScientCo to provide certain Scientific and advisory services to NMEN as set forth in this Agreement; and WHEREAS the ScientCo desires to provide said services to NMEN.

NOW, THEREFORE, in consideration of the promises and other good and valuable consideration, the parties hereto hereby agree as follows:


     1.     The  Services  and  Other  Undertakings


Scope of Services. NMEN hereby retains the ScientCo, during the term of this Agreement, to provide to NMEN certain Scientific and advisory services as shall be agreed upon between the parties from time to time (the "Services"), such Services to initially include:

Gathering a team with the skills and know how required to perform the development activities as per the request of NMEN Additional R&D Services. In addition to the Services, the ScientCo shall provide NMEN with additional research and development services to be provided in accordance with Section 6 hereof.

The ScientCo will not, without the prior written authorization of NMEN, make any contract or incur any obligation in the name and on behalf of NMEN, nor will it represent or conduct itself as having such authority unless so authorized by NMEN. NMEN will not be responsible for those acts or omissions of the ScientCo that have been performed in a manner outside the scope of authority granted to it pursuant to this Agreement. The ScientCo shall not make any representations about NMEN, its products or services without prior written approval of the CEO of NMEN.

Capabilities The ScientCo hereby agrees to render the Services during the term of this Agreement. The ScientCo represents and warrants to NMEN that, as of the date hereof: (i) the ScientCo is free to provide NMEN with the Services, upon the terms contained in this Agreement and there are no contracts or restrictive covenants preventing full performance of ScientCo's duties and obligations hereunder and that to the ScientCo's knowledge, its employees and any sub-contractor who shall perform the Services hereunder (such employees and sub-contractors, the "Relevant Support") are not bound by any contracts or restrictive covenants preventing the full performance of their duties and obligations towards it; (ii) the ScientCo has the requisite qualifications, knowledge and experience to perform its obligations under this Agreement; and
(iii) the ScientCo has entered and will enter into employment and/or sub-contracting agreements with all the Relevant Support, which agreements protect the rights of NMEN hereunder (including confidentiality, invention assignment and non-competition whenever applicable, obligations that reflect the terms of this Agreement). ScientCo's Services.


The ScientCo shall cause, pursuant to written Agreement that, the key scientists ("Critical Management") to each devote all of their business time and efforts to rendering the Services hereunder, except for teaching activities - and as may otherwise be agreed by the parties hereto. The sole inducement for NMEN to enter into this Agreement is that the Critical Management shall perform as required hereunder. If any of the Critical Management, during the twenty four 24 months following the execution of this Agreement, ceases by his own initiative to perform any of the services as provided hereunder, he shall be personally liable for all the consideration and monies paid pursuant to this Agreement
..
Paragraph 3a above will be valid as long as there is a running agreement between NMEN and ScientCo, in the context of which NMEN provides sufficient agreed upon budget for compensation to Critical Management. Should the terms not be fulfilled, termination by Critical Management shall be accepted without penalty after providing NMEN written notice and thirty (30) days to cure.
The Services of the Critical Management shall be rendered at the premises of ScientCo, unless otherwise required by the nature of the relevant tasks. The ScientCo shall cause its Critical Management to provide reports. ScientoCo shall report regularly to NMEN's Board of Directors with respect to the performance of the Critical Management Services, follow the recommendations of NMEN's Board of Directors and consult with NMEN's Board of Directors on fundamental business issues.


Fiduciary- The ScientCo and its Critical Management shall be, jointly and severally, responsible for the Critical Management's gross negligence and/or willful misconduct in performing any of the Critical Management Services pursuant to this Agreement

Consideration.

For entering into this agreement and conforming the development team NMEN will deliver: an aggregate of 6,255,000 common shares issued to the named parties as follows: (i) to PG Engineering, S.A. 3,000,000 (three million) common shares of NMEN, (ii) to P.T.Holdings GmbH 2,905,000 (two million nine hundred five thousand) common shares of NMEN and (iii). 350,000 (three hundred fifty thousand) common shares of NMEN, to be held in Escrow with Yehudit Hirsch,


Subject to shareholder approval, NMEN shall deposit into a segregated account $302,000 (three hundred and two thousand US dollars) to which ScientCo will become entitled during the performance of the Agreement. The signatories of this account shall be Ms. Ethel Schwartz and Dr. Alexander Libin jointly. NMEN hereby undertakes to perform the transfers to ScientCo on a monthly basis, in accordance with the Payment Schedule for First Stage included in Appendix B. NMEN expressly agrees that the commitment to transfer the amounts to ScintCo shall be irrevocable as long as ScientCo continues to perform the development work under this agreement and funds are available

During the term of the Development activities described in Appendix A, ScientCo shall be entitled to the fees (the "Fees"), which will be charged against the amounts described above as per Appendix B - Payment Schedule for First Stage.

Notwithstanding anything else described in this agreement, NMEN undertakes to transfer to ScientCo the first amount in the Payment Schedule for First Stage within 5 days from the signature of this agreement. The said amount will be provided against a promissory note to be signed against the transfer of the first amount, to be payable by ScientoCo if it doesn't start the performance of the development activities as per Appendix A. ScientCo's entitlement to the first amount can be fully credited or cancelled out by ScientCo against any other financial claim from NMEN. If the shareholders approval of NMEN is not obtained within 30 days from the signing of this Agreement, then NMEN commits to transfer within 35 days from the signing the second amount in the Payment
Schedule  for  First  Stage.

The transfers as per in clause 4.d., and further on in accordance to Appendix B, are a pre-requisite for the performance by ScientoCo of the development activities. The lack of performance on time of such transfers will free ScientCo from the obligations assumed in this agreement

2. Non-Competition. The ScientCo agrees and undertakes that it shall not, so long as the ScientCo is engaged by NMEN and for a period of twelve (12) months following termination of its engagement for whatever reason, directly or indirectly, engage in or be employed by, any business or venture that is engaged in any activities which are competitive with the business of NMEN, unless agreed otherwise between the parties hereto. The ScientCo agrees and undertakes that during the period of its engagement by NMEN and for a period of twelve (12) months following termination or expiration, the ScientCo will not employ or engage, directly or indirectly, any person (other than the Relevant Support) employed or engaged by NMEN (directly or indirectly except through ScientCo) on the date of such termination or during the preceding twelve (12) months, unless otherwise agreed to by the parties.

If any one or more of the terms contained in this Section 5 shall for any reason be held to be excessively broad with regard to time, geographic scope or activity, the term shall be construed in a manner to enable it to be enforced to the extent compatible with applicable law. NMEN acknowledges and agrees that the ScientCo may engage, without restriction, in other activities during the term of this Agreement and thereafter, provided that the ScientCo materially complies with all of the provisions set forth in this Agreement, including, without limitation, the restrictions set forth in this Section 5 (Non-Compete) and in
Section  7  (Confidentiality)

Right of First Offer. NMEN hereby grants ScientCo with a right of first offer to perform all of the research and development services it may require ("R&D Services"), so that prior to retaining any third party to perform such R&D Services, it shall give ScientCo written notice of such intent (the "Notice"). The Notice shall include details concerning the proposed services to be retained and the material terms and conditions thereof. The ScientCo shall, within fifteen (15) days of dispatch of the Notice, send to NMEN written notice of its wish to perform the R&D Services described in the Notice or else shall be deemed to have rejected the offer (a "Notice of Proposal").

The Notice of Proposal shall include a detailed proposal for the provision of the R&D Services, including the required consideration, schedule of performance, description of proposed additional services (such as maintenance, training) etc.

In case that: NMEN has not received a Notice of Proposal within such fifteen-day period, it shall be free to retain any third party to perform such R&D Services within a period of forty-five (45) days commencing on the date that the period provided above for a Notice of Proposal has lapsed; if NMEN has received the Notice of Proposal within such fifteen-day period, it may, within 21-days following such 15-day period, seek additional proposals from third parties for the provision of the R&D Services and shall have the right to elect any of such proposals (including the proposal of the ScientCo ), provided NMEN does not retain a third party which offered same scope of services as stated in the Notice of Proposal at a total price higher than the total price stated in the Notice of Proposal. If NMEN does not so retain any third party within the period specified above, then it shall not be entitled to so retain any third party without complying anew with the provisions of this Section 6. In the event the ScientCo is elected to perform R&D Services in accordance hereunder, the parties shall execute a technology services agreement in a form that shall be agreed on a case-by-case basis. Nothing herein shall limit the right of NMEN or of the ScientCo (subject to Section 4) to independently conduct research and development activities or otherwise respectively conduct its business.

Confidentiality of Information. Any information of a confidential nature, including, but not limited to, technical data, computer programs, source codes, test and analysis data, business information, inventions, technology and customer information, whether in a written form or orally, acquired by the ScientCo, Critical Management, employees or agents from, or otherwise disclosed to it by, NMEN , concerning the Services (and R&D Services, if applicable), or the business or technology of NMEN, including all Proprietary Assets (as defined below) ("Confidential Information") is, and shall be, the property of NMEN , and shall be maintained in confidence and not used by ScientCo Critical Management, employees, agents and anyone acting on its behalf without the express written consent of NMEN. The ScientCo Critical Management, employees or agents shall not disclose such information to others or use such information, other than in the framework of providing the Services or as may otherwise be agreed by NMEN. The ScientCo Critical Management, Relevant Support, employees or agents shall treat such information with the same care as they would exercise in the handling of their own confidential or proprietary information, but in no event less than reasonable care. Upon termination or cancellation of this Agreement for any reason, the ScientCo Critical Management, employees or agents shall immediately return all Confidential Information to NMEN Notwithstanding the foregoing, Confidential Information shall not be deemed to include information that (1) is publicly available or in the public domain at the time disclosed; (2) is or becomes publicly available or enters the public domain through no fault of the ScientCo; or 3) is approved for release or disclosure by NMEN without restriction.

Ownership  of  Work  Product.

The ScientCo Critical Management, employees or agents agree and declare that all Confidential Information, work product, proprietary information, inventions, patents, copyrights, and other rights in connection therewith, originated, conceived, written or made by the ScientCo, independently, or jointly with others, in the framework of rendering the Services and the R&D Services during the term of this Agreement (the "Proprietary Assets"), regardless of whether such were made or acquired (i) during business hours, (ii) at the premises of NMEN , (ii) with the assistance of material supplied by NMEN , or (iv) at the request of NMEN shall be wholly owned by NMEN, and NMEN shall be entitled to deal therewith as it desires. The ScientCo hereby assigns to NMEN by way of future assignment all the Proprietary Assets. All original works of authorship which are made by the ScientCo (solely or jointly with others) within the scope of this Agreement and which may be protected by copyrights are "works made for hire," as that term is defined in the United States Copyrights and Patents Act as of this date, and to which NMEN has all right, title and interest.


Upon request, the ScientCo Critical Management, employees or agents shall execute any instrument required to vest in NMEN or its designees complete title to and ownership in any Proprietary Asset. The ScientCo Critical Management, employees or agents shall, at the request of NMEN, execute any necessary instrument to obtain legal protection in foreign countries for the Proprietary Assets and for the purposes of vesting title thereto in NMEN or its designees, all at the expense of NMEN and without any additional compensation of any kind to the ScientCo Critical Management, employees or agents. The ScientCo Critical Management, employees or agents irrevocably appoints NMEN as its attorney in its name and on its behalf to execute all documents and do all things required in order to give full effect to the provisions of this Section.

Neither the ScientCo Critical Management, employees or agents shall use any of the Proprietary Assets for any purpose other than the provision of the Services (or R&D Services, if applicable) under this Agreement.
Sections 7 and 8 shall remain in full force and effect after termination or expiration of this Agreement or any renewal thereof

Expenses- The ScientCo shall pay all of its expenses in connection with its provision of the Services, out of the budget allocation that will be provided in accordance to Appendix B attached herewith, which may be adjusted from time to time by agreement between the parties in accordance to prevailing budgetary considerations and requirements of scientific services. The ScientCo shall not be entitled to other reimbursement of expenses expended by it that have not been specifically approved in writing between the parties.

Term  &  Termination.

This Agreement shall remain in full force and effect for a period of five (5) years so long as NMEN subcontracts ScientCo and provides continuous financing for the development for the term of this Agreement in accordance to the agreements between the parties. Except as set forth in this Section and in
Section 3(b), neither party shall be entitled to terminate this Agreement without receiving the express written consent of the other party to such termination (The "Term").



Any party may terminate this Agreement upon the occurrence of any of the following events: termination of business or cessation of all, or materially all, of the other party's activities (other than through the sale of substantially all of the other party 's assets to, or merger with, a third party); immediately prior to the commencement of any proceedings leading to the winding up or dissolution of the other party (unless such proceedings are performed in respect of a merger or amalgamation with third parties or have been dismissed within ninety (90) days thereafter); in the event that the other party shall commit a material breach of this Agreement and such material breach shall not have been rectified within thirty (30) days of the receipt by the breaching party of a written notification from the other party of the occurrence of said material breach (said notification detailing in reasonable detail the circumstances constituting such material breach); or serious intentional breach of trust by any party NMEN may terminate this Agreement upon the occurrence of the ScientCo has failed to perform the Services. any misconduct or negligent act in the ScientCo 's performance of the Services and that is materially detrimental to the business or reputation of NMEN , or any of its subsidiaries or affiliates termination or expiration of the Critical Management engagement with the ScientCo

The parties will provide prompt notice of the happening of any of the matters set forth in sub-sections (ii) and (iii) hereof or as soon as such party has reason to believe that any such matter is likely to occur.

Nature of Relations. The ScientCo and the Relevant Support shall not be deemed employees of NMEN. The ScientCo shall be solely responsible for, and shall pay, the salaries, benefits, compulsory payments and other remuneration (as applicable) with respect to the engagement of the Relevant Support, including, without limitation, any insurance contributions, income tax and other such assessments made or imposed by any governmental authority.

Miscellaneous.

This Agreement shall be binding upon and shall inure to the benefit of the respective heirs, successors, assigns and legal representatives of the parties hereto. This Agreement is personal to the ScientCo and the ScientCo shall not assign or delegate its rights or duties to a third party, whether by contract, will or operation of law, without the prior written consent of NMEN; provided that the ScientCo may engage sub-contractors and/or external consultants without delegating its duties hereunder to such parties.

The parties hereto shall execute such further instruments and take such further action as may reasonably be necessary to carry out the intent and purpose of this Agreement.

This Agreement or any amendment hereto may be signed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one agreement.

This Agreement shall be construed in accordance with the laws of the State of New York and any action shall be brought in the State of New York in either the New County Supreme Court House or in the Southern District of New York. Each provision of the Agreement is intended to be severable. If any term or provision hereof is Illegal or invalid for any reason whatsoever, such invalidity shall not affect the validity of the remainder of the Agreement.

[Signature  Page  to  Follow]

IN WITNESS WHEREOF, the undersigned have executed this Services Agreement as of the
January  13,     day  of          ,  2004.


New  Medium  Enterprises,  Inc.            P.G.  Engineering  S.A.


By:  Ethel  Schwartz  ,  CEO                      I.  Shmidko  CEO

Appendix  A  -  Development  Plan  -  Nov  2003
Appendix  B  -  Payment  Schedule  for  First  Stage

Appendix A:  Development Plan



 Milestones  for  18  GB  (HDTV)  and  30  GB  (DC)  RMD.


ID
     Task name.      Duration                               Start       Target Date:
     -
1st  Stage:  TARGET:  to demonstrate RMD Disk & Drive over 14 GB, 14-36 Mbs VBR,
HD signal &  decoding. Even at this early stage while demonstrating the validity of  technology  we  will  in fact show a close approximate of the first product.

  1       80 days                                         Jan 05.01.04    Fri 14.05.04

Developing and manufacturing of technological Tester & Drive for single-layer testing and experimental definition and optimization of parameters. Key points:
NA = 0.6, only eye pattern. Optimization of single layer Disks with regard to density and speed of reading.

 2.    33 days                                            Mon 05.01.04 .  Fri 27.02.04

Developing and manufacturing of technological Tester & Drive for multiplayer layer inspection & playing. Key points: NA = 0.6, only eye pattern.
Manufacturing  of  <14  GB  Disks.

3      22 days                                            Mon 23.03.04  Fri 26.03.04
 --
Design  and  manufacturing  of  the  Demonstration  Drive. Key points: NA = 0.6, spacer  30  um,  HDTV  signal,  Tuning  the technology of RMD, manufacturing the demonstration  Disk.

 4      47 days                                           Mon 01.03.04  Mon 10.05.04
 --
Drive  &  Disk demonstration: > 14 GB, 14-36 Mbs read speed For demonstration we will  port  130 minutes movies excerpts in HD RMD format with peak bitrate of 36
Mbs,  in  1080p  and  1080i  HD  formats.

 5      5 days                                            Mon 10.05.04    Fri 14.05.04
 --

 2d  STAGE:

Multilayer  reading  principle  developing. Multilayer 18 GB Disk Tester & Drive
NA=0.6,  Multilayer  Super  Disk  30  GB,  30-60  Mbs bitrate for Digital Cinema
(1side)  technology  developed.

 6     69 days                                            Mon 12.04.04  Mon 19.07.04

Super Disk & Drive demonstration. It is anticipated that we will demonstrate technological capabilities competitive with any other anticipated technology in the market, including promised parameters of systems based on blue laser technology.

  7      6 days                                           Mon 12.07.04  Mon 19.07.04


ID
     Task  name                 Duration          Start          TARGET DATE:

3d STAGE:

to  demonstrate  industrial prototype 15-30 GB disk. Key points: NA: 0.6, 4,7 GB density  per  layer, HDTV-signal.
  8                            125 days            Mon 10.05.04  Fri 29.10.04
 --
Developing  the  technology  for  RMD Disk production. Spacer 30 um , interlayer distance  &  alignment  tuning.
  9                          94 days              Mon 10.05.04  Fri 13.08.04
 --
Manufacturing  of  technological  tester  for full-optional RMD disk with 4.7 GB density per layer. Key points: NA = 0.6, eye pattern, spacer 30 um, optical head with  corrector  for  aberration.

10                        115 days                  Wed 19.05.04    Wed 15.09.04
 --
Design  and  manufacturing full-option demonstration Drive. Key points NA = 0.6, spacer  30  um,  HDTV  signal.  Demonstration  Disk manufacturing.

11                        165 days                 Wed 19.05.04    Wed 27.10.04
 --
Industrial  prototype  demonstration  with 18-30 GB, HD format. At this time the main  focus  will  be  developing of industrial processes for mass manufacturing with  our  industrial  partners.

 12                        5 days.                 Wed 27.10.04    Mon 1.11.04
 --





                                   EXHIBIT "G"
          RENTAL DUE, LEASES SUBJECT TO CONSENT FOR ASSIGNMENT TO BUYER

                                                           First  Base Agreement


                                   EXHIBIT "H
                             Intellectual Properties


MULTILAYER REFLECTIVE INFORMATION CARRIER AND METHOD FOR MANUFACTURING THEREOF FIELD OF THE INVENTION The present invention relates to Multilayer Optical Information Carriers (MOIC) as well as to the methods used in their production.


BACKGROUND  OF  THE  INVENTION

Already more than five years, the worldwide TV and cinema movies market is ready to introduce the high-definition TV (HDTV). However, the present CD/DVD industry cannot produce an optical disc that complies with the HDTV technical requirements. The main problem is insufficient memory capacity of such carriers. During the last years, attempts were made in the field of the CD/DVD technology to solve this problem by increasing both a recording density in a layer and the number of layers. However, as is known in the art, the developed CD/DVD technologies (Bouwhuis G et al, "Principles of Optical Disc Systems", Philips Research Lab., Eindhoven, Adam Hilger Ltd( do not allow creating carriers with the number of layers more than two.

Increasing recording density on a layer in a direct way presents serious technological problems (a necessity to use expensive blue lasers and technologies that are on the edge of the present mass-production capabilities).

One of the methods used to increase the number of information layers consists in using fluorescent compositions in production of information carriers, as was proposed, for example, in US Patents No 6,009,065 and No 6,071,671. However, when developing information-carrier fluorescent systems similar to CD- or DVD-systems, a serious problem arises - a small value of information signal. Besides, because of organic dyes that are used in the fluorescent discs technology, the number of reading cycles and the life period of fluorescent discs are limited.

An alternative method that allows implementing multiplayer optical memory is the method based on island-like, partially reflective information-carrier elements. The substantial advantage of this approach is a significant increase in information signal intensity during the reading cycle when this value is compared with that of the system of fluorescent multiplayer optical memory. At the same time, due to the fact that the total surface occupied by the information pits in the CD-standard amounts approximately to 1/8-th of the total surface of the information field, and in the DVD-standard - approximately to -th, when pits are filled partially by, for example, the half-reflective coating, the information layer as a whole can reflect no more than 5-10% of the incident radiation, that allows to implement from 5 to 10-layer information carrier system. This is the main difference between the proposed information carriers and the traditional systems of ROM-type in which information layers are covered in full by a partially reflective coating, for example, by metal coating, and the recorded information is read by the interference method. This last fact limits substantially a possibility of their application in the multi-layer information structures.

In US Pat No 4,090,031, a structure of multi-layer reflective disc is disclosed; in this disc, the information carrier elements are produced, in particular, from the reflective material, and at the same time, the main part of the layer is made of a transparent material. To produce information carrier layer, it is suggested to use the photolithographic methods, in particular, to implement the photo-resist technology with exposition, development, and hardening of the photosensitive layer, with the subsequent etching of a metal through a photo resist mask. Such approaches are distinctly developed, however the price of the products produced by such method increases substantially when decreasing dimensions of its elements and increasing the surface of the product itself. By this reason, for a ROM-type optical memory system produced in compliance with CD/DVD-standards, application of such photolithographic technology appears to be inefficient. In US Pat No 6,309,729, the method of production of fluorescent multi-layer information carrier is disclosed; the information-carrier elements thereof are produced from a fluorescent material surrounded by a reflective material. The method of "metallization" of such disc is disclosed; it is similar to the method proposed in US Pat No 4,090,031 and mentioned above. The disclosed method is characterized by a lower cost but has an important disadvantage because the production of metal structures of sub micron dimensions through one-stage etching is possible only by dry etching when expensive and ecologically dangerous reagents are used.

SUMMARY  OF  THE  INVENTION

There is accordingly a need in the art to provide a novel method for manufacturing of a Multilayer Optical Information Carriers, particularly such a method which is suitable for mass production of the multi-layered optical memory devices.

Thus, according to one aspect of the present invention, there is provided a method for producing a multi-layer optical carrier comprising forming a plurality of optically transparent layers having a surface relief in a form of information pits and spaces there between, coating the surface of each of plurality of optically transparent layers with at least partially reflective layer, further coating at least partially reflective layer with a planarizing layer with removing planarizing layer from spaces and partly from the pits and further removing reflective layer from spaces and from top portions of the pits.

Two-stage etching may be applied to form sub micron information-carrier elements. Application of the modified master production method may be applied for manufacturing information layers of ROM-type with the information pits formed as partially reflective micro areas on a transparent background.

In accordance with one aspect of the present invention, to produce Multi-layer Optical Information Carriers (MOIC), it is suggested to apply modified technology used in production of traditional CD/DVD-discs and the partially modified photolithographic technology used in the master production. Initially, by using the traditional methods of injection molding or photo polymeric replication, a pattern-carrying polymeric master with information pits in a form of micro cavities may be manufactured; after this, on its surface, a partially reflective layer, for example, a metal layer may be applied. The metal is deposited both inside information pits and in the spaces in between. Then, a planarizing coating is applied and thereafter etched, preferably, through plasma-chemical methods. Preferably, etching continues until a mask of planarizing coating is left inside pits only. More specifically, planarizing coating may be partly removed from the top portion of the pits. After this, preferably, liquid etching of the bare metal surface is applied removing metal reflective layer from said spaces and preferably, from top portions of the pits. Thus, micro areas of the planarizing coating left at the bottom of the information pits after the initial etching, play a role of the protective mask preventing the metal within these areas from being etched out. In addition, in distinction from the method proposed in US Pat No 6,309,729, a layer of reflective metal occupies only the lower part of the information pit, that gives a substantial increase in accuracy the reflective elements can give. Besides, carrying the etching process in two stages is preferable. The problem is that when using the liquid reagents (etching agents) under the condition that both the mask material and the metal are exposed to etching, it is practically impossible to obtain the sub micron metal structures. In this case, due to wettability, etching will take place preferably along the metal surface. In the case of dry (plasma chemical) etching, it is quite difficult to select a mask material having the etching speed lower than the speed the metal is etched with. In addition, to etch metals under conditions of the plasma chemical process, expensive and poisonous materials are used, for example, boron tri-chloride and so on. By carrying out the etching in two stages, the first stage can be done in air plasma, and the second stage - in liquid etching agents having a high selectivity.

More specifically the present invention is used for manufacturing multi-layered compact discs and is, therefore, described below with respect to this application.

BRIEF  DESCRIPTION  OF  THE  DRAWINGS

In order to understand the invention and to see how it may be carried out in practice, a preferred embodiment will now be described, by way of non-limiting example only, with reference to the accompanying drawings, in which:

Fig. 1 illustrates the one-stage etching procedure of MOIC production (a Prior art method).

Fig. 2 illustrates step forming one of plurality of optically transparent layers having a surface relief in a form of information pits and spaces there between (production of information-and-carrier replica);

Fig. 3 illustrates step of coating the surface with at least partially reflective layer;

Fig.  4  illustrates  step of coating reflective layer with a planarizing layer;
Fig. 5 illustrates step of removing planarizing layer from spaces and partly from the pits;

Fig. 6 illustrates step of removing reflective layer from spaces and from top portions of the information pits;

Fig. 7 illustrates step of application of adhesion layer; and Fig 8 illustrates step of forming the next information-and-carrier replica and for production further information layer.

DESCRIPTION  OF  THE  PREFERRED  EMBODIMENTS

The disclosed Multilayer Optical Information Carrier (MOIC) consists of a few information layers deposited on a base layer - substrate. In each of these layers, the information is recorded in a form of islands made of partially reflective material (for example, metal) that are located inside a transparent polymeric material. A separating layer separates the neighboring information layers from each other. All the information and separating layers have the same or nearly the same refractive index at the wavelength of the reading radiation with the purpose to remove parasitic reflection that may occur at the interlayer borders.

Information layers represent a planarizing structure similar to the master structure that was received by the method of liquid etching of the continuum, partially reflective layer through the protective mask that was formed, in its turn, by means of plasma chemical partial etching of the continuum planarizing layer applied on the partially reflective layer. The minimal size of the information area (pit) is determined by the resolution of the reading device and can reach, for example, 0.4 (The separating layers are necessary to maintain a given distance between the information layers to ensure small interlayer errors. Typical values of distances between information layers are in the range from 10 to 100.)

The MOIC multiplayer structure is located on the substrate manufactured from the material of an optical quality that is capable to add necessary mechanical properties to the product as well. As the substrate layer material, such materials as, for example, glass, quartz, transparent polymers, such as polycarbonate, polyarylate, polyalkylakrylate, polyalkylmetakrylate, polycycloolephin and so on can be used.

Each MOIC layer is manufactured separately. To produce a layer, it is necessary to have an information-carrying master (for example, made of nickel) with the aspect ratio ranging from 0.3 to 0.5 (the standard value is 0.15 for CD and 0.3 for DVD). The technological procedure used to produce MOIC can include the following operational sequence:

The production of polymeric replica (copy) with pits in a form of micro cavities by the methods known in the art, for example, in the technology of CD-DVD optical discs production (injection molding or photo polymeric replication) with the information-carrier, for example, the nickel master with information-Carrier;

Then these replicas are covered, by example, by a continuum thin partially reflective layer of a metal or dielectric material by the method of thermal spraying in vacuum;

1. After that, the intermediate products received as a result of the above procedures are coated by a thin planarizing polymeric layer by the method of dipping or centrifuging with a subsequent drying;

2. Following planarizing-layer forming and drying, plasma chemical etching processes these intermediate products. In this process, the planarizing coating is etched out completely from the vertical surface and partially (approximately, by half) is etched from pits. Therefore, in these pits (micro cavities), after the initial plasma chemical etching, a layer of polymer is left that will further on play a role of protective mask during the subsequent etching of the partially reflective layer, for example, a metal layer;

3. Next, the intermediate products undergo an additional stage of liquid etching; during this stage the reflective layer (for example, a metal layer) is etched away from the areas around information pits. At the same time, in the areas inside the pits, metallization remains intact due to a polymeric protective mask.

4. The obtained structure is covered afterwards by a thin adhesion layer a few microns thick. Due to this, the interlayer distance of 10-100 ( will be created mainly by an intermediate layer. In the other option, the adhesion layer is 10-100 ( thick and defines, mainly, the distance between the information layers.


5. And finally, the adhesion layer is applied thus completing the formation of one information-carrier layer, and the obtained structure is used then as a substrate to apply the next information layer according to steps 1-5. This sequence of operations can be repeated till the required number of Layers s applied.

Additionally, it is possible to apply additional steps or combination thereof in order to improve quality of MOIC, e.g. plasma-chemical treatment of replica and/or at least some of the coatings (layers), deposition of antidiffusion diamond-like carbon (DLC) layer thereon, baking of planarizing layer, etc.

Referring to Fig. 1, there is illustrated the sequence of MOIC 100 production (prior art). The master 101 is used to obtain the replica 102, which is coated by a metal layer 103. The obtained metal-coated replica is coated then by the fluorescent composition 104, after that the structure is etched to a surface level; as a result, the fluorescent composition remains only inside pits thus preventing a metal inside pits from etching.

The sequence of technological operations used in MOIC production is given on Figs. 2-8. Fig. 2 shows schematically the process 200 of production of the polymeric replicas 201 on a transparent substrate 202 with the information-carrier master 203 by the method of UV hardening of the photo polymeric compositions 204 (or injection molding), that are used traditionally in production of CD-DVD optical discs. The difference between the proposed method and the traditional one lies in a higher value of the aspect ratio of the information pits 205 in the proposed method.

Fig. 3 shows schematically the process of application of the reflective coating on the polymeric replicas 201 that were obtained in the previous stage. The replicas 201, both in the deepen locations of information pits 301 and in the locations in between 302, can be coated by a thin partially transparent layer of metal and (or) dielectric material 303 with the help of the magnetron, plasma or electronically simulated thermal or any other deposition method. The thickness of the layer 303 is controlled and selected depending on the depth (the sequential number) of the layer in the multi-layer system. The deeper the layer is located in the multi-layer system, the more is the refractive index and, correspondingly, the thicker metal layer must be formed on it. As a metal 303 used for deposition, it is possible to use, for example, aluminum, chromium, and vanadium to increase adhesion, silver, gold and so on. As a reflective dielectric coating 303, it is possible to use, for example, titanium dioxide, diamond-like film and other coatings having the refractive index different from the refractive index of the intermediate layers. It is important to provide a capability to etch a metal and (or) reflective dielectric layer in an easy and selective way, not damaging the mask material (see below).


Fig. 4 shows schematically the process of applying the planarizing coating 401 for leveling the surface 402 both above the locations of information pits 403 and between them 404. The planarizing coating 401 is applied by the centrifuging method or by sprinkling a polymeric solution. To remove completely solvent residues and eliminate a possibility of internal stresses in a layer during its formation, drying is carried out under a higher temperature and (or) in vacuum. As a polymeric base for a planarizing coating, it is necessary to use a polymer resistant to a further liquid etching of a metal layer or a mixture of polymers, such as: polyalkyl methatrylate, polyaryl methakrylate, polyalkyl akrylate, polyaryl akrylate, polyakryl nitrile, polybutadien, polyisoprene, polyethylene terephthalate, polychloroprene, polyethylene adipate, polyamide, polyvinyl chloride, polyvinyl fluoride, polyvinyl alcohol, polyvinyl chloride, polyvinyl butirale, polystyrene, polyalkyl styrene, polyhalogene styrene, polyoxymethylene, polyethylene oxide, polypropylene oxide, polytetramethylene oxide, olytetra methylene adipate, polyvinyl naphthalane, polyarylate, polytetra fluorine ethylene, polycarbonate, polyurethane, polymethyl siloxen, polyvinylalkyl ester, polyvinyl acetate, polyisobutylene, polyvinyl cinnamite, polyvinylphenole, and their alkyl- and aryl ether, polyether, polyvinyl pirrolidone and (or) their co-polymers. As solvents for polymers, it is necessary to use the thermo-dynamically "good" solvents with a low factor of surface tension. In the mixture of solvents used to apply a planarizing coating, it is necessary to have a high-boiling solvent component to improve the film-forming property and to decrease the defectiveness of a coating. To improve the planarizing capability, it is important to have a low value (< 10000 cP) of viscosity of the concentrated polymeric solution (>50 % mass). In general, it is required to use the polymers with as less molecular mass as possible.

Fig. 5 shows schematically the process of the plasma chemical etching of the planarizing coating 500. In this process, the planarizing coating 401 is etched deeply into pits thus uncovering the layer of the reflective coating 501 in the areas between information pits and in the upper part of pits. In pits (cavities), after etching, the polymeric layer 502 is left; this layer will further play a role of a protective mask when the reflective coating will be etched the next time. Such methodology allows improving a reproducibility of the borders of the reflective element. Plasma for etching can be formed by means of low-or high-frequency discharge. Plasmatron can be implemented both with condenser power supply and induction supply. To allow a required uniformity in the process of etching, a rotation of samples must be provided. As etching reagents, such materials as air, oxygen, fluorine-containing etching agents, argon and other reagents can be used. The range of 1-100 Pa is preferable. A completion of the etching process can be controlled by means of emission spectroscopy of plasma discharge. For this, it is necessary to use a piece of optical wave-guide (multimode is preferred), one end of each is fixed in the vicinity of the plasma gun's inspection hole, and the other is fixed in the cuvette chamber of a spectrofluoscope. It is important to provide the maximum charge of the chamber, i.e. the total area of the processed samples must be comparable with the total area of the chamber walls. This condition is required to ensure a higher level of the response signal when etching is completed. Then a spectrum of plasma emitted in the process of samples etching is recorded. After taking a few measurements, a wave length is determined at which the point of etching completion can be seen the best; then this is exactly the wavelength used to measure a moment when etching is completed.

Fig. 6 shows the process 600 of etching the reflective coating. To etch the metal coatings, liquid reagents can be used (for example, solutions of organic and (or) inorganic acids, alkali and so on); to etch the reflective dielectric coatings, it is possible to use both liquid reagents and the plasma chemical etching methods. As examples of liquid-phase metal etching reagents, it is possible to use water, non-water and mixed solutions of inorganic acids, such as nitric, sulfuric, selenic, hydrochloric, hydrobromic, iodous and so on, either separately or mixed with organic acids, for example, alkylcarbonate, arylcarbonate, aliphatic, and aromatic sulpho acids, as well as additives improving etching selectivity, for example, metal salts and surface-and-active materials (surfactants), for example, salts of sulpho or carboxylic acids. Metal etching is carried out till the metal is totally removed (clarified) from the inter-pit space 601. The moment when etching is completed must be controlled based on transparency of a sample. At the moment when passing through reveals no substantial increase, the etching process must be stopped. As liquid etching reagents, it is possible to use, for example, the compositions based on hydrofluoric acid to etch the dielectric coatings of the titanium dioxide type. To etch the diamond-like reflective coatings, it is possible to use, for example, the plasma chemical etching in the oxygen-containing plasma.

Fig. 7 shows schematically how the adhesion layer 701 is applied. The adhesion layer 702 is required to improve strength properties when gluing the information-carrier layer 201 of MOIC to the subsequent intermediate pattern-carrying information layers. In addition, this layer 702 implements the protective functions through sealing the information-carrier structure 701. As an adhesive, it is possible to use such varnish as epoxy resin, urethane, akrylate, alkylakrylate, photo polymeric or thermo-consolidating varnish, including multi-component varnishes both those based on solvents and without them.


Fig. 8 shows schematically the process 800 of production of the next layer. It is shown that the information-carrier structure 701 formed on the previous stage of Fig. 7 plays a role of a substrate when the next layer 801 is produced. In the following the present invention will further clarified by examples and reference non-limiting examples.

Example 1. The aluminum metal is applied on the polycarbonate substrate manufactured on the standard DVD-discs production line by the method of injection molding through magnetron spraying; it is observed that the passing through at the reading-radiation wavelength amounts approximately to 50%. Then, in the centrifuge of the type used in CD-R discs production, the solution of polymethyl methacrylate (PMMC) (MV 15000) in ethyl cellosolve (7% by weight approximately) is applied. The application process is carried out with the speed of 3,000 revolutions per minute. Afterward, the obtained sample undergoes drying during 5 minutes at the temperature 60 0-; after that the sample goes through plasma chemical etching in the plasma gun PKhT 006 of the condenser type during 5 minutes. The etching conditions are as follows: pressure - 20 P , airflow rate
- 1.8 liter per hour, capacity - 250 W. Then, the sample is placed for 45 seconds in 4% aqueous solution of hydrochloric acid, rinsed in distilled water and dried by compressed air. After that, in the centrifuge, the adhesion layer consisting of 15% (by weight) of the solution of polyvinylbutyral in the mixture of isobutanole and hexafluoroisopropanole taken in the ratio 1:1 is applied. The adhesion layer goes through drying during 5 minutes at 60 0-. By such method, the single-layer sample is produced.

Example  2.

The diamond-like film having 100 nanometers in thickness is applied on the polycarbonate substrate manufactured on the standard DVD-discs production line by the method of injection molding through plasma stimulated spraying. After that, through the magnetron spraying method, the aluminum metal is applied by observing that the passing through on the reading-radiation wavelength amounts approximately to 50%. Then, the diamond-like film having 100 nanometers in thickness is applied on the metal through the plasma stimulated spraying method. After that, on the centrifuge of the type used in CD-R discs production, the solution of polymethyl methacrylate (PMMC) (MV 15000) in ethyl cellosolve (7% by weight approximately) is applied. The application process is carried out with the speed of 3,000 revolutions per minute. Afterward, the obtained sample undergoes drying during 5 minutes at the temperature 60 0-, after that the sample goes through plasma chemical etching in the plasma gun PKhT 006 ( '" 006) of the condenser type during 5 minutes. The etching conditions are as follows: pressure - 20 P , airflow rate - 1.8 liter per hour, capacity - 250 W. Then, the sample is placed for 45 seconds in 4% aqueous solution of hydrochloric acid, rinsed in distilled water and dried by compressed air. After that, on the centrifuge, the adhesion layer consisting of 15% (by weight) of the solution of polyvinylbutyral in the mixture of isobutanole and hexafluoroisopropanole taken in the ratio 1:1 is applied. The adhesion layer goes through drying during 5 minutes at 60 0-. By such method, the single-layer sample is produced.

Example 3. An information pattern is moved from a nickel stumper onto a flat polycarbonate substrate in the process carried out on the standard DVD-discs production line by the method of photo polymerizing from the diacryl ether 1,6-hexanediolacrylate solutions. The obtained replica is washed by isopropyl alcohol in the centrifuge used in production of CD-R discs. To improve adhesion, the replica is processed in the plasma gun PKhT 006 ( '" 006) of the condenser type during 30 seconds. The etching conditions are as follows: pressure - 20 P , airflow rate - 3.1 liter per hour, capacity - 200 W. Afterward, the chromium metal is applied in the magnetron spraying device in such a way that the passing through on the reading-radiation wavelength (650 nanometers) amounts approximately to 30%. Then, on the centrifuge used in production of CD-R discs, the solution of polystyrene (PMMA) (MV 8000) in the mixture of toluene with isobutyl acetate (8% by weight approximately) is applied. The application speed is 2,500 revolutions per minute. Then the obtained sample goes through drying during 20 seconds at 60 0-, afterward the sample undergoes plasma chemical etching in the plasma gun PKhT 006 ( '" 006) of the condenser type during 50 seconds. The etching conditions are as follows: pressure - 20 P , airflow rate -
1.5 liter per hour, capacity - 500 W. Then, the sample is placed for 3 minutes in the aqueous solution containing 12.5% NaOH and 22.5% K3Fe(CN)6, rinsed in distilled water and dried by compressed air. After that, on the centrifuge, the adhesion layer consisting of 15% (by weight) of the solution of polyvinyl acetate in the mixture of isopropanole and acetonitryle taken in the ratio 2:1 is applied. The adhesion layer goes through drying during 3 minutes at 60 0-. By such method, the single-layer sample is produced.

Example 4 . An information pattern is moved from a nickel stumper onto a flat polycarbonate substrate in the process carried out on the standard DVD-discs production line by the method of photopolymerizing from the Epoxy Novolac Acrylate CN112B70 (Sartomer). Then, the obtained replica is rinsed in the mixture of isopropylene and ethyl alcohol (1:1) on the centrifuge used in the CD-R disks production. After that, to improve diffusibility, the replica is coated by a film of silicon dioxide (50 nanometers) in the magnetron spraying device. Then, the metal gold is applied in the magnetron spraying device in such a way that the passing through at the reading-radiation wavelength (650 nanometers) amounts approximately to 70%. Then, in the centrifuge used in production of CD-R discs, the solution of co-polymer consisting of polystyrene, polyvinyl chloride and polymethyl metacrylate (MV 8000) in the mixture of toluene with xylylol (10 % by weight approximately) is applied. The application speed is 2,000 revolutions per minute. Then the obtained sample goes through drying during 1 minute at 90 0-, afterward the sample undergoes plasma chemical etching in the plasma gun PKhT 006 ( '" 006) of the condenser type during 1 minute. The etching conditions are as follows: pressure - 20 P , airflow rate -
1.5 liter per hour, capacity - 500 W. Then, the sample is placed for 30 seconds in the aqueous solution containing 10% KI and 2.5% I2, rinsed in distilled water and dried by compressed air. After that, on the centrifuge, the adhesion layer consisting of 15% (by weight) of the solution of polyvinyl pirrolydone in the mixture of isopropanole and water taken in the ratio 1:2 is applied. The adhesion layer goes through drying during 3 minutes at 90 0-. By such method, the single-layer sample is produced.

Example 5. An information pattern is moved from a nickel stumper onto a flat polycarbonate substrate in the process carried out on the standard DVD-discs production line by the method of photopolymerizing from the Epoxy Novolac Acrylate CN112B70 (Sartomer). Then the obtained replica is rinsed in the mixture of isopropylene and isobutyl alcohol (1:1) on the centrifuge used in the CD-R disks production. After that, to add the reflective coating, the replica is coated by a film of titanium dioxide (50 nanometers) in the magnetron spraying device. Then, on the centrifuge used in production of CD-R discs, the solution of co-polymer consisting of polystyrene and polymethyl metacrylate (MV 8000) in the mixture of butyl acetate with xylylol (10 % by weight approximately) is applied. The application speed is 2,000 revolutions per minute. Then the obtained sample goes through drying during 1 minute at 90 0-, afterward the sample undergoes plasma chemical etching in the plasma gun PKhT 006 ( '" 006) of the condenser type during 1 minute. The etching conditions are as follows: pressure - 20 P , airflow rate - 1.5 liter per hour, capacity - 500 W. Then, the sample is placed for 50 seconds in the aqueous solution containing 10% HF and 2.5% NH4F, rinsed in distilled water and dried by compressed air. After that, on the centrifuge, the adhesion layer consisting of 15% (by weight) of the solution of polyvinyl acetate in the mixture of ethyl cellosolve and isobutanol taken in the ratio 2:1 is applied. The adhesion layer goes through drying during 3 minutes at 90 0-. c, the single-layer sample is produced.

Example  6.

An information pattern is moved from a nickel stumper onto a flat polycarbonate substrate in the process carried out on the standard DVD-discs production line by the method of photopolymerizing from the Epoxy Novolac Acrylate CN112B70 (Sartomer). Then the obtained replica is rinsed in the mixture of isopropylene and ethyl alcohol (1:1) on the centrifuge used in the CD-R disks production. After that, to add the reflective coating, a diamond-like coating through spraying coats the replica. Then, on the centrifuge used in production of CD-R discs, the solution of co-polymer consisting of polystyrene, polyvinyl acetate and polymethyl metacrylate (MV 7000) in the mixture of toluene with xylylol (10 % by weight approximately) is applied. The application speed is 2,000 revolutions per minute. Then the obtained sample goes through drying during 1 minute at 90 0-, afterward the sample undergoes plasma chemical etching in the plasma gun PKhT 006 ( '" 006) of the condenser type during 1 minute. The etching conditions are as follows: pressure - 20 P , airflow rate - 1.5 liter per hour, capacity - 500 W. After that, on the centrifuge, the adhesion layer consisting of 15% (by weight) of the solution of polyvinyl pirrolydone in the mixture of isopropanole and water taken in the ratio 1:2 is applied. The adhesion layer goes through drying during 3 minutes at 90 0-. By such method, the single-layer sample is produced.

Example 7. An information pattern is moved from a nickel stumper onto a flat polymethyl metacrylate substrate in the process carried out on the standard DVD-discs production line by the method of photopolymerizing from the Ebecryl
809. Then the obtained replica is rinsed in the mixture of isopropylene and ethyl alcohol (1:1) in the centrifuge used in the CD-R disks production. After that, to improve diffusibility, the replica is coated by a film of silicon dioxide (50 nanometers) in the magnetron spraying device. Then, the metal gold is applied in the magnetron spraying device in such a way that the passing through on the reading-radiation wavelength (650 nanometers) amounts approximately to 70%. Then, on the centrifuge used in production of CD-R discs, the solution of co-polymer consisting of polystyrene, polyvinyl chloride and polymethyl metacrylate (MV 8000) in the mixture of toluene with xylylol (10 % by weight approximately) is applied. The application speed is 2,000 revolutions per minute. Then the obtained sample goes through drying during 1 minute at 90 0-, afterward the sample undergoes plasma chemical etching in the plasma gun PKhT 006 ( '" 006) of the condenser type during 1 minute. The etching conditions are as follows: pressure - 20 P , airflow rate - 1.5 liter per hour, capacity - 500
W. Then, the sample is placed for 30 seconds in the aqueous solution containing 10% KI and 2.5% I2, rinsed in distilled water and dried by compressed air. After that, on the centrifuge, the adhesion layer consisting of 15% (by weight) of the solution of polyvinyl pirrolydone in the mixture of isopropanole and water taken in the ratio 1:2 is applied. The adhesion layer goes through drying during 3 minutes at 90 0-. By such method, the single-layer sample is produced .

Example 8. The single-layer sample obtained as described in Example 3 is used as a substrate according to the methodology disclosed in Example 3. Operation is repeated till 10-layer sample is obtained.

The  spirit  of  the  present  invention  can  be  disclosed briefly as follows:
The Multilayer Optical Information Carrier (MOIC) is a read-only information carrier (read-only-memory - ROM), in which the information stored by each layer is formed as a sequence of pits having different length values in compliance with CD-DVD standards. Information pits are formed as partially reflective metal "islands" or "islands" formed from some other material; all the rest area is transparent (this is similar to "flats" used in the reflective CD- or DVD-carriers of ROM- type).

Intermediate layers separate the MOIC information layers. The MOIC sandwich-like multi layer structure is located on a substrate made of a material having optical properties; at the same time, this material must ensure proper mechanical properties of the carrier. The information layers are aligned as concentric circles (for optical disks) or along two coordinates (for optical cards) and placed on the surfaces parallel to each other.

It is suggested to produce MOIC by the method of subsequent gluing of information layers with their simultaneous alignment. The MOIC information layers are formed by the method of injection molding or photopolymeric replication through applying the plasma chemical etching technology along with the liquid etching.

It is obvious to those skilled in the art that various changes and modifications are possible, without departing from the spirit and scope of the invention, and that what is briefly claimed is just an example that in any way may limit the inventor rights.


Those skilled in the art will readily appreciate that various modifications and changes may be applied to the embodiment of the invention as hereinbefore exemplified without departing from its scope defined in and by the appended claims.

WHAT  IS  CLAIMED  IS:

 1. A method for manufacturing of a multi-layer optical carrier, the method comprising: - forming a plurality of optically transparent layers having a surface relief in a form of information pits and spaces therebetween; - coating said surface of each of said optically transparent layers with at least partially reflective layer; - coating said at least partially reflective layer with a planarizing layer; - removing said planarizing layer from said spaces and partly from the pits; and - removing said reflective layer from said spaces and from top portions of the pits.

2. The method of Claim 1, wherein said plurality of layers having is formed layer-by-layer on a substrate.

3. The method of Claim 1, wherein said at least partially reflective layer including a metal.

4. The method of Claim 1, wherein said at least partially reflective layer including a dielectric material.

5. The method of Claim 1, wherein said coating with at least partially reflective layer including a thermal spraying in vacuum.

6. The method of Claim 3, wherein said metal is selected from the group consisting of aluminum, chromium, vanadium, silver, gold.

7. The method of Claim 4, wherein said dielectric material having the refractive index different from the refractive index of said optically transparent layers having surface relief.

8. The method of Claim 4 wherein said dielectric material is selected from the group consisting of titanium dioxide, diamond-like film.

9. The method of Claim 1, wherein said planarizing layer including a polymeric base resistant to removing process of the reflective layer.

10. The method of Claim 2, wherein said planarizing layer including a polymeric base resistant to removing process of the reflective layer.

12. The method of Claim 9, wherein said planarizing layer including a polymeric base selected from the group consisting of polyalkyl methatrylate, polyaryl methakrylate, polyalkyl akrylate, polyaryl akrylate, polyakryl nitrile, polybutadien, polyisoprene, polyethylene terephthalate, polychloroprene, polyethylene adipate, polyamide, polyvinyl chloride, polyvinyl fluoride, polyvinyl alcohol, polyvinyl chloride, polyvinyl butirale, polystyrene, polyalkyl styrene, polyhalogene styrene, polyoxymethylene, polyethylene oxide, polypropylene oxide, polytetramethylene oxide, olytetra methylene adipate, polyvinyl naphthalane, polyarylate, polytetra fluorine ethylene, polycarbonate, polyurethane, polymethyl siloxen, polyvinylalkyl ester, polyvinyl acetate, polyisobutylene, polyvinyl cinnamite, polyvinylphenole, and their alkyl- and aryl ether, polyether, polyvinyl pirrolidone and (or) their co-polymers.

13. The method of Claim 1 wherein removing of said planarizing layer from the spaces and partly from the pits includes a plasma chemical etching.

14. The method of Claim 2 wherein removing of said planarizing layer from the spaces and partly from the pits includes a plasma chemical etching.


15. The method of Claim 1 wherein removing of said reflective layer from the spaces and from the top portions of the pits includes a liquid etching.

16. The method of Claim 2 wherein removing of said reflective layer from the spaces and from the top portions of the pits includes a liquid etching.

17. The method of Claim 14 wherein removing of said reflective layer from the spaces and from the top portions of the pits includes a liquid etching.

18. The method of Claim 15 wherein removing of said reflective layer from the spaces and from the top portions of the pits includes a liquid etching.

19. The method of claim 1 wherein forming said plurality of optically transparent layers having surface relief including an injection molding.

20. The method of claim 2 wherein forming said plurality of optically transparent layers having surface relief including an injection molding.

21. The method of claim 14 wherein forming said plurality of optically transparent layers having surface relief including an injection molding.

22. The method of claim 15 wherein forming said plurality of optically transparent layers having surface relief including an injection molding.

23. The method of claim 17 wherein forming said plurality of optically transparent layers having surface relief including an injection molding.

24. The method of claim 18 wherein forming said plurality of optically transparent layers having surface relief including an injection molding.

25. The method of claim 1 wherein forming said plurality of optically transparent layers having surface relief including a photo polymeric replication.

26. The method of claim 2 wherein forming said plurality of optically transparent layers having surface relief including a photo polymeric replication.

27. The method of claim 14 wherein forming said plurality of optically transparent layers having surface relief including a photo polymeric replication.

28. The method of claim 15 wherein forming said plurality of optically transparent layers having surface including a photo polymeric replication.

29. The method of claim 16 wherein forming said plurality of optically transparent layers having surface relief including a photo polymeric replication.

30. The method of claim 17 wherein forming said plurality of optically transparent layers having a surface relief in a form of information pits and spaces therebetween including a photo polymeric replication.

31. The method of claim 1 wherein coating with said planarizing layer including a dipping.


32. The method of claim 2 wherein coating with said planarizing layer including a dipping.

31. The method of claim 9 wherein coating with said planarizing layer including a dipping.

32. The method of claim 10 wherein coating with said planarizing layer including a dipping.

33. The method of claim 11 wherein coating with said planarizing layer including a dipping.

34. The method of claim 12 wherein coating with said planarizing layer including a dipping.

35. The method of claim 1 wherein coating with said planarizing layer including a centrifuging with a subsequent drying.

36. The method of claim 2 wherein coating with said planarizing layer including a centrifuging with a subsequent drying.

37. The method of claim 9 wherein coating with said planarizing layer including a centrifuging with a subsequent drying.

38. The method of claim 10 wherein coating with said planarizing layer including a centrifuging with a subsequent drying.

39. The method of claim 11 wherein coating with said planarizing layer including a centrifuging with a subsequent drying.

40. The method of claim 12 wherein coating with said planarizing layer including a centrifuging with a subsequent drying.

ABSTRACT A method for manufacturing of a multi-layer optical carrier comprising forming a plurality of optically transparent layers having a surface relief in a form of information pits and spaces there between, coating the surface of each of plurality of optically transparent layers with at least partially reflective layer, further coating at least partially reflective layer with a planarizing layer with removing planarizing layer from spaces and partly from the pits and further removing reflective layer from spaces and from top portions o f the pits.
                                   EXHIBIT "I"
                       Pending Litigation and Arbitration

                                      NONE

                                   EXHIBIT "J"
                              INTENTIONALLY OMITTED

                                  EXHIBIT  "K"

                                  BILL OF SALE



THIS BILL OF SALE ("Bill of Sale") is made this 15TH day of December, 2003, by and between., MULTIDISK, LTD., A Nevis Corporation ('Seller"), in favor of NEW MEDIUM ENTERPRISES, INC., a Nevada corporation ("Buyer).


W  I  T  N  E  S  S  E  T  H:

WHEREAS, Seller and Buyer entered into that certain Asset Purchase Agreement of even date (the "Agreement"), with respect to the sale and transfer and purchase and assumption of certain assets and liabilities
     .

WHEREAS, pursuant to the terms of the Agreement, Seller is obligated to transfer to Buyer any and all of its right, title and interest in and to the assets, accounts receivable, contracts with customers, contracts for the leasing of equipment, software licenses or other intellectual property licenses, permits and other licenses and certifications issued by government authorities, intellectual property, records and documents prepared or held in connection with Seller's business, rights and claims against others under contracts held by Seller and all other claims against others owned by Seller and listed on Schedule A, attached hereto and incorporate by reference.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby agree as follows:

1. Seller absolutely and unconditionally gives, grants, bargains, transfers, sells, sets over, assigns, conveys, releases, confirms and delivers to Buyer all right, title, and interest in the Assets

2. Seller hereby covenants that Seller will, at any time and from time to time upon written request, execute and deliver to Buyer or its successors, nominees or assigns; such documents in Seller's possession as Buyer or they may reasonably request in order to fully assign and transfer to and vest title in Buyer or its successors, nominees or assigns, and protect Buyer and its right, title and interest in the Assets to be transferred and assigned hereby, and to enable Buyer or its successors, nominees and assigns to realize upon or otherwise enjoy such right, title and interest in the Assets.

3. This Bill of Sale shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of Buyer and Seller.

4.There is no Seller warranty concerning fitness or desirability concerning any of the Assets except as is set forth in the Agreement.

5, This Bill of Sale shall be governed by, interpreted under, and construed and enforceable in accordance with the laws of the State of New York, without regard to its conflicts of law principles.

IN WITNESS WHEREOF, Seller has executed and delivered this Bill of Sale as of he date and year first written above.


MULTIDISK,  LTD.     NEW  MEDIUM  ENTERPRISES,  INC
By:          By:





                                   EXHIBIT "L"
                      ASSIGNMENT AND ASSUMPTION AGREEMENTS

                                      NONE

                                   EXHIBIT "M"
                              EMPLOYMENT AGREEMENTS

                                      NONE


                                   EXHIBIT "N'
                             ARBITRATION AGREEMENTS

                              ARBITRATION AGREEMENT

THIS AGREEMENT ("Arbitration Agreement") between the parties that are signatory to a certain agreement(s), a copy of which is/are attached hereto as Exhibit A (each individually referred to herein as a "party" or collectively referred to herein  as  the  "parties").


WITNESSETH

A. WHEREAS, the parties have entered into certain written agreements in connection with a transaction where NEW MEDIUM ENTERPRISES, INC. is purchasing MULTIDISK, LTD.:

B. WHEREAS, the parties wish to provide arbitration as the sole remedy for resolution of any dispute, claim or controversy of any kind or nature arising out of or relating to the breach, termination, or validity of such written agreements, except as specified herein:

NOW THEREFORE, in consideration of the foregoing recitals, the mutual covenants contained herein, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.     Exclusive  Remedy.

Arbitration shall be the sole and exclusive remedy for any dispute, claim or controversy of any kind or nature (a "Claim") arising out of or relating to the breach, termination or validity of any the agreements (the "Agreements") entered into by the parties hereto and identified in the attached Exhibit A
..

2.     Claims  not  Subject  to  Arbitration.

This Agreement does not apply to (a) any legal action by the parties seeking injunctive relief for breach or enforcement of any provision in any of the Agreements which would cause the complaining party or parties irreparable harm and for which there is no adequate remedy at law and (b) any agreement, provision or undertaking that provides it is not subject to arbitration.

3. Procedure. Any Claim submitted to arbitration shall be decided by a single neutral arbitrator (the "Arbitrator"). The parties to the arbitration shall mutually select the Arbitrator not later than forty-five (45) days after service of the demand for arbitration. If the parties for any reason do not mutually select the Arbitrator within the forty-five (45) day period, then any party may apply to a court of competent jurisdiction as noted in paragraph 4 below, to appoint a retired judge as the Arbitrator. The parties agree that arbitration shall be conducted in accordance with the commercial arbitration rules then in effect of the American Arbitration Association.

The Arbitrator shall apply the substantive federal, state, or local laws of the County and City of New York, Borough of Manhattan and of the United States District Court for the Southern District of New York, applicable to any Claim submitted to arbitration. In ruling on any such Claim, the Arbitrator shall have the authority to award only such remedies or forms of relief as are provided for under the substantive law governing such Claim, but in any event, the Arbitrator shall not award any punitive, exemplary or consequential damages. The award entered by the Arbitrator shall be final and binding on all parties participating in the arbitration.

     4.  Consent  to  Jurisdiction

The parties consent to the jurisdiction of the Supreme Court of the State, County and city of New York, Borough of Manhattan and of the United States District Court of the Southern District of the Sate of New York for the arbitration proceedings and to enforce the judgment of the award in such arbitration proceedings, but not otherwise. The parties may bring an action in any such court to compel arbitration in accordance with the terms of this Arbitration Agreement.

5.     Costs

Any fees and costs incurred in the arbitration will be shared equally by the parties participating in the arbitration, except that the Arbitrator may reallocate such fees among such parties if the Arbitrator determines that an equal allocation would impose an unreasonable financial burden on any one or more parties.

The parties shall be responsible for their own attorneys' fees and costs, except that the Arbitrator shall have the authority to award attorneys' fees and costs to the prevailing party iii accordance with the applicable law governing the dispute.

6.     Interpretation.

The Arbitrator, and not any federal or state court, shall have the exclusive authority to resolve any issue relating to the interpretation, formation or enforceability of this Agreement, or any issue relating to whether a Claim is subject to arbitration under this Arbitration Agreement

     IN WITNESS WHEREOF, this Agreement has been entered into by the parties as of the date first above written.

                                      BUYER

                                  NEW MEDIUMENTERPRISES, INC.


                              By-  Ethel  Schwartz,  CEO


                                       SELLER:
MULTIDISK  LTD.

                              By-  Philip  Strangward, Director



EXHIBIT  O-1                          USE  OF  PROCEEDS  STATEMENT

                                   BUDGET  FOR  NEW  MEDIUM  ENTERPRISES,




LEGAL PATENT                                   30,000

PUBLIC COMPANY                                50,000


  O&D INSURANCE . . . . . . . . . . . . .  40,000

  PR NEWSWIRE @$1,200 EACH. . . . . . . .  14,400

  LONDON OFFICE  ADMIN.  SIX MONTHS . . .  72,000

  BROKER FEE. . . . . . . . . . . . . . .  25,000


TOTAL                            $231,400

MULTIDISK  EXPENSES  (ALL  COSTS  QUOTED  IN  GBP)

LONDON OFFICE:

MultiDisk Expenses (all costs quoted in GBP)

Fredrik Salary                                   2.250/month
Philip fee                                        1.000/monh
Secretary                                         1.500/month
Office+phones                                    1.300/month
Road show expenses                              1.200/month
Cellphone                                           150/month

Total:                                            7.400 GBP/month







EXHIBIT-0-2               USE  OF  PROCEEDS  FOR  PG  ENGINEERING,  S.A.



          FOUR  MONTHS  DEVELOPMENT  PLAN

     PER  AGREEMENT

WORK ON DISK                                                                           147,000
  PG EMPLOYEES, FACILITIES, EQUIPMENT, CONSULTING, SUBCONTRACTING, OPERATING EXPENSES

  WORK ON DRIVE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85,000
    LADIS AND SUBCONTRACTORS

  POST PRODUCTION CONTENT ACTIVITIES: . . . . . . . . . . . . . . . . . . . . . . . .   45,000

  MASTERING COSTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25,000

  TOTAL:. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  302,000



                                   EXHIBIT "P"
                               LIST OF INSIDERS *



Ethel  Schwartz
Hyman  Schwartz
Eva  Beilus
Nathan  Schwartz
Martin  Schwartz
Samuel  Friedman
Helen  Shimon
Jacob  Werczberger



*  or  their  charitable  designees  or  gifts  designated
                                   EXHIBIT "Q"

                                  BROKERS FEES

STOCK  PORTION  OF  FEE


Clinton  Greyling                               333,333  Shares
Reich  Brothers,  Inc.                           83,333  Shares
(Sean  Mccole                                     83,333  Shares

CASH  PORTION  OF  FEE


A  wire  transfers  $16,666  Dollars  to  Clinton  Greyling  to;



A  wire  transfers  $4,167  Dollars  to  Reich  Brothers,  Inc.  to;


A  wire  transfers  $4,167  Dollars  to  Sean  Mccole  to;